                                CREDIT AGREEMENT

                            Dated as of July 17, 2003
                                      Among

                          MICROS-FIDELIO (IRELAND) LTD.
                        MICROS-FIDELIO SYSTEMS (UK) LTD.
                           MICROS-FIDELIO ESPANA S.L.
                      MERCHANTS INFORMATION SOLUTIONS, LTD.
                          MICROS-FIDELIO BRAZIL, LTDA.
                          MICROS-FIDELIO FRANCE S.A.S.
                         HOSPITALITY TECHNOLOGIES, S.A.
                       MICROS-FIDELIO MEXICO S.A. DE C.V.
                           MICROS SYSTEMS HOLDING GMBH
                    MICROS-FIDELIO SOFTWARE DEUTSCHLAND GMBH
                             INDATEC GMBH & CO. KG.
                     MICROS-FIDELIO SOFTWARE GMBH & CO. KG.
                 MICROS-FIDELIO SOFTWARE PORTUGAL UNIPESSOAL LDA
                       MICROS-FIDELIO (THAILAND) CO., LTD.
                        MICROS-FIDELIO SINGAPORE PTE LTD.
                   MICROS-FIDELIO SOFTWARE (PHILIPPINES), INC.
                            MICROS-FIDELIO JAPAN LTD.
                       MICROS-FIDELIO AUSTRALIA PTY. LTD.
                         MICROS-FIDELIO HONG KONG, LTD.
                            FIDELIO NORDIC NORWAY A/S
                                FIDELIO NORDIC OY
                          FIDELIO NORDIC SVERIGE, A.B.
                                 HOTELBK, A.B.,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and

                         The Other Lenders Party Hereto

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                                                                 1
Section 1.1       Defined Terms.                                                                           1
Section 1.2       Other Interpretive Provisions.                                                          17
Section 1.3       Accounting Terms.                                                                       18
Section 1.4       Rounding.                                                                               18
Section 1.5       References to Agreements and Laws.                                                      18
Section 1.6       Letter of Credit Amounts.                                                               18

ARTICLE II                                                                                                19

THE COMMITMENTS AND CREDIT EXTENSIONS.                                                                    19
Section 2.1       Committed Loans.                                                                        19
Section 2.2       Borrowings, Conversions and Continuations of Committed Loans.                           20
Section 2.3       Letters of Credit.                                                                      21
Section 2.4       Swing Line Loans.                                                                       28
Section 2.5       Usage of funds deriving from any Commitments and/or Credit Extensions                   30
Section 2.6       Prepayments.                                                                            30
Section 2.7       Reduction or Termination of Commitments.                                                31
Section 2.8       Repayment of Loans.                                                                     31
Section 2.9       Interest.                                                                               31
Section 2.10      Fees.                                                                                   32
Section 2.11      Computation of Interest and Fees.                                                       33
Section 2.12      Evidence of Debt.                                                                       33
Section 2.13      Payments Generally.                                                                     33
Section 2.14      Sharing of Payments.                                                                    35
Section 2.15      Guaranty.                                                                               35

ARTICLE III                                                                                               38

TAXES, YIELD PROTECTION AND ILLEGALITY                                                                    38
Section 3.1       Taxes.                                                                                  38
Section 3.2       Illegality.                                                                             39
Section 3.3       Inability to Determine Rates.                                                           39
Section 3.4       Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar
                  Rate Committed Loans and Optional Currency Rate Committed Loans.                        40
Section 3.5       Funding Losses.                                                                         41
Section 3.6       Matters Applicable to all Requests for Compensation.                                    41
Section 3.7       Survival.                                                                               41

ARTICLE IV                                                                                                41

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS                                                                 41
Section 4.1       Conditions of Initial Credit Extension.                                                 41

Section 4.2       Conditions to all Credit Extensions and Conversions and Continuations.                  43

ARTICLE V                                                                                                 43

REPRESENTATIONS AND WARRANTIES                                                                            43
Section 5.1       Existence, Qualification and Power; Compliance with Laws.                               43
Section 5.2       Authorization; No Contravention.                                                        44
Section 5.3       Governmental Authorization.                                                             44
Section 5.4       Binding Effect.                                                                         44
Section 5.5       Financial Statements; No Material Adverse Effect.                                       44
Section 5.6       Litigation.                                                                             44
Section 5.7       No Default.                                                                             45
Section 5.8       Ownership of Property; Liens.                                                           45
Section 5.9       Environmental Compliance.                                                               45
Section 5.10      Insurance.                                                                              45
Section 5.11      Taxes.                                                                                  45
Section 5.12      ERISA Compliance.                                                                       45
Section 5.13      Subsidiaries.                                                                           46
Section 5.14      Disclosure.                                                                             46
Section 5.15      Compliance with Laws.                                                                   46
Section 5.16      Margin Regulations; Investment Company Act; Public Utility Holding Company Act.         47
Section 5.17      Tax Shelter Regulations.                                                                47
Section 5.18      Rights in Collateral; Priority of Liens.                                                47
Section 5.19      Equipment.                                                                              47

ARTICLE VI                                                                                                48

AFFIRMATIVE COVENANTS                                                                                     48
Section 6.1       Financial Statements.                                                                   48
Section 6.2       Certificates; Other Information.                                                        48
Section 6.3       Notices.                                                                                49
Section 6.4       Payment of Obligations.                                                                 50
Section 6.5       Preservation of Existence, Etc.                                                         50
Section 6.6       Maintenance of Properties.                                                              50
Section 6.7       Maintenance of Insurance.                                                               50
Section 6.8       Compliance with Laws.                                                                   50
Section 6.9       Books and Records.                                                                      51
Section 6.10      Inspection Rights.                                                                      51
Section 6.11      Use of Proceeds.                                                                        51
Section 6.12      Financial Covenants.                                                                    51
Section 6.13      Additional Borrowers and Guarantors.                                                    52
Section 6.14      Collateral Records.                                                                     52
Section 6.15      Security Interests.                                                                     52
Section 6.16      Post-Closing Requirements.                                                              53

ARTICLE VII                                                                                               53

NEGATIVE COVENANTS                                                                                        53
Section 7.1       Liens.                                                                                  53
Section 7.2       Investments.                                                                            54
Section 7.3       Indebtedness.                                                                           54
Section 7.4       Fundamental Changes.                                                                    55
Section 7.5       Dispositions.                                                                           55
Section 7.6       Restricted Payments.                                                                    56
Section 7.7       Change in Nature of Business.                                                           56
Section 7.8       Transactions with Affiliates.                                                           56
Section 7.9       Margin Regulations.                                                                     57
Section 7.10      Change of Control.                                                                      57
Section 7.11      Commerzbank Debt.                                                                       57

ARTICLE VIII                                                                                              57

EVENTS OF DEFAULT AND REMEDIES                                                                            57
Section 8.1       Events of Default.                                                                      57
Section 8.2       Remedies Upon Event of Default.                                                         59
Section 8.3       Application of Funds.                                                                   60

ARTICLE IX                                                                                                61

AGENT.                                                                                                    61
Section 9.1       Appointment and Authorization of Agent.                                                 61
Section 9.2
Section 9.3       Delegation of Duties.                                                                   61
Section 9.4       Liability of Agent.                                                                     61
Section 9.5       Reliance by Agent.                                                                      62
Section 9.6       Notice of Default.                                                                      62
Section 9.7       Credit Decision; Disclosure of Information by Agent.                                    63
Section 9.8       Indemnification of Agent.                                                               63
Section 9.9       Agent in its Individual Capacity.                                                       64
Section 9.10      Successor Agent.                                                                        64
Section 9.11      Agent May File Proofs of Claim.                                                         64
Section 9.12      Guaranty Matters.                                                                       65
Section 9.13      Collateral Matters.                                                                     65

ARTICLE X                                                                                                 67

MISCELLANEOUS                                                                                             67
Section 10.1      Amendments, Etc.                                                                        67
Section 10.2      Notices and Other Communications; Facsimile Copies.                                     68
Section 10.3      No Waiver; Cumulative Remedies.                                                         69
Section 10.4      Attorney Costs, Expenses and Taxes.                                                     69
Section 10.5      Indemnification by Borrower.                                                            69

Section 10.6      Payments Set Aside.                                                                     70
Section 10.7      Successors and Assigns.                                                                 70
Section 10.8      Confidentiality.                                                                        73
Section 10.9      Set-off.                                                                                74
Section 10.10     Interest Rate Limitation.                                                               75
Section 10.11     Counterparts.                                                                           75
Section 10.12     Integration.                                                                            75
Section 10.13     Survival of Representations and Warranties.                                             75
Section 10.14     Severability.                                                                           75
Section 10.15     Governing Law; Submission to Jurisdiction.                                              76
Section 10.16     Waiver of Right to Trial by Jury.                                                       76
Section 10.17     Time of the Essence.                                                                    76
Section 10.18     Right To Terminate.                                                                     77
Section 10.19     Limitation for German Companies.                                                        76

SIGNATURES                                                                                                S-1

SCHEDULES

         2.1      Commitments and Pro Rata Shares
         5.6      Litigation
         5.9      Environmental Matters
         5.13     Subsidiaries
         7.1      Existing Liens
         7.3      Existing Indebtedness
         10.2     Addresses for Notices

EXHIBITS

         FORM OF

         A        Committed Loan Notice
         B        Swing Line Loan Notice
         C        Note
         D        Compliance Certificate
         E        Assignment and Assumption Agreement
         F        Additional Borrower Joinder Supplement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("Agreement") is entered into as of July 17, 2003, among MICROS-FIDELIO (IRELAND) LTD., an Irish registered limited liability company ("Irish Company"), MICROS-FIDELIO SYSTEMS (UK) LTD., a company organized under the laws of England, MICROS-FIDELIO ESPANA S.L., a company organized under the laws of Spain, MERCHANTS INFORMATION SOLUTIONS, LTD., a corporation under the laws of British Columbia, Canada, MICROS-FIDELIO BRAZIL, LTDA., a corporation under the laws of Brazil, MICROS-FIDELIO FRANCE S.A.S., a company organized under the laws of France, HOSPITALITY TECHNOLOGIES, S.A., a corporation under the laws of Argentina, MICROS-FIDELIO MEXICO S.A. DE C.V., a company organized under the laws of Mexico, MICROS SYSTEMS HOLDING GMBH, a limited liability company under the laws of the Federal Republic of Germany, MICROS-FIDELIO SOFTWARE DEUTSCHLAND GMBH, a limited liability company under the laws of the Federal Republic of Germany, INDATEC GMBH & CO. KG., a limited liability partnership under the laws of the Federal Republic of Germany, MICROS-FIDELIO SOFTWARE GMBH & CO. KG., a limited liability partnership under the laws of the Federal Republic of Germany, MICROS-FIDELIO SOFTWARE PORTUGAL UNIPESSOAL LDA, a under the laws of Portugal, MICROS-FIDELIO (THAILAND) CO., LTD., a company organized under the laws of Thailand, MICROS-FIDELIO SINGAPORE PTE LTD., a company organized under the laws of Singapore, MICROS-FIDELIO SOFTWARE (PHILIPPINES), INC., a corporation under the laws of the Philippines, MICROS-FIDELIO JAPAN LTD., a company organized under the laws of Japan, MICROS-FIDELIO AUSTRALIA PTY. LTD., a company organized under the laws of Australia, MICROS-FIDELIO HONG KONG, LTD., a company organized under the laws of Hong Kong, FIDELIO NORDIC NORWAY A/S, a company organized under the laws of Norway, FIDELIO NORDIC OY, a company organized under the laws of Norway, FIDELIO NORDIC SVERIGE, A.B., a company organized under the laws of Sweden, HOTELBK, A.B., a corporation under the laws of Sweden, (each of the foregoing, together with Irish Company, individually or collectively as the context implies, "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Agent.

         Borrower has requested that Lenders provide a revolving credit facility, and Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "Additional Borrower" means each Person that has executed and delivered an Additional Borrower Joinder Supplement that has been accepted and approved by Agent, including, but not limited to, each Material Foreign Entity.

         "Additional Borrower Joinder Supplement" means an Additional Borrower Joinder Supplement in substantially the form attached hereto as EXHIBIT F, with the blanks appropriately completed and executed and delivered by the Additional Borrower and accepted by MICROS on behalf of Borrower.

         "Additional Guarantor" means each Domestic Subsidiary that has executed and delivered to Agent a counterpart of the Guaranty and has otherwise complied with the provisions of Section 6.13(b), including, but not limited to, a Material Domestic Entity.

         "Administrative Agent" or "Agent" means Bank of America in its capacity as (a) Administrative Agent under any of the Loan Documents, (b) issuer of Letters of Credit hereunder, and/or (c) as provider of Swing Line Loans hereunder, as the context requires, or any successor Agent.

         "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by or is under common Control with, the Person specified.

         "Agent Fee Letter" has the meaning specified in Section 2.10(b).

         "Agent's Office" means Agent's address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as Agent may from time to time notify Borrower and Lenders.

         "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Commitments" means the Commitments of all Lenders.

         "Aggregate Commitments Decrease" has the meaning specified in Section 2.1(b).

         "Agreement" means this Credit Agreement, as amended, modified, substituted, extended, and renewed from time to time in accordance with the provisions of Section 10.1.

         "Applicable Margin" means the following percentages per annum, based upon the Minimum EBITDA Covenant (the "Financial Covenant") as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.2(b):

                               APPLICABLE MARGIN

                                                                       Letter of
                      Minimum EBITDA                                     Credit                            Optional
                     for the four (4)                                  Fees/Euro-                          Currency
                    quarters ending on                                   dollar         Base Rate            Rate
 Pricing                the date of               Commitment           Committed        Committed          Committed
  Level                calculation:                  Fee                 Loans            Loans              Loans
--------------  ---------------------------  ---------------------  ----------------  ----------------  ----------------
      1          < or = $25,000,000                   50                  250               50                250
--------------  ---------------------------  ---------------------  ----------------  ----------------  ----------------
      2                >$25,000,000                   35                  225               25                225
--------------  ---------------------------  ---------------------  ----------------  ----------------  ----------------
      3                >$35,000,000                   25                  175                0                175
--------------  ---------------------------  ---------------------  ----------------  ----------------  ----------------
      4                >$50,000,000                   20                  150                0                150
--------------  ---------------------------  ---------------------  ----------------  ----------------  ----------------

Any increase or decrease in the Applicable Margin resulting from a change in the Financial Covenant shall become effective as of the first Business Day of the month immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(b); provided, however, that if no Compliance Certificate is delivered when due in accordance with such

Section, then Pricing Level 1 shall apply as of the first Business Day of the month immediately following the date such Compliance Certificate was required to have been delivered.

         "Applicable Rate" means prior to January 1, 2004, a per annum rate equal to Pricing Level 3 (set forth in the definition of Applicable Margin), and at all times after December 31, 2003, the Applicable Rate for Base Rate Committed Loans, Eurodollar Rate Committed Loans, Optional Currency Rate Committed Loans and the applicable commitment fee shall be the Base Rate, the Eurodollar Rate and the Optional Currency Rate plus the Applicable Margin and the commitment fee shall be as stated in the column headed "Commitment Fee" in the chart contained in the definition of Applicable Margin.

         "Asset Coverage Ratio" means the ratio of (a) Domestic Book Accounts Receivable plus Domestic Book Inventory in an amount not to exceed $10,000,000 to (b) the aggregate of International Debt and Domestic Debt.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit E.

         "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

         "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "Audited Financial Statements" means the audited consolidated and consolidating balance sheet of MICROS and its Subsidiaries for the fiscal year ended June 30, 2002, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal year of MICROS and its Subsidiaries, including the notes thereto.

         "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.7, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of Agent to make L/C Credit Extensions pursuant to Section 8.2.

         "Bank of America" means Bank of America, N.A. and its successors.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Borrower" has the meaning specified in the introductory paragraph hereto and each Additional Borrower.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Agent's Office is located and, if such day relates to any Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan, means any such day on which dealings in Dollar or the applicable Optional Currency deposits are conducted by and between banks in the London interbank eurodollar market.

         "Cash Collateralize" has the meaning specified in Section 2.3(g).

         "Change of Control" means, with respect to any Person, an event or series of events by which:

         (f) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (and, taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

         (g) during any period of twelve (12) consecutive months, fifty one percent (51%) of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals: (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

         "Closing Date" means the first date all the conditions precedent in
Section 4.1 are satisfied or waived in accordance with Section 10.1 (or, in the case of Section 4.1(b), waived by the Person entitled to receive the applicable payment).

         "Code" means the Internal Revenue Code of 1986.

         "Collateral" shall mean any and all assets and rights and interests in or to property of Borrower and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

         "Collateral Documents" means all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to Agent in Collateral securing all or part of the Obligations each in form and substance satisfactory to Agent.

         "Commerzbank Debt" means all Indebtedness of any Borrower in favor of Commerzbank, AG in an aggregate amount not to exceed the lesser of (i) $8,000,000 or (ii) the Equivalent Value in Dollars of DM15,000,000.

         "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.1, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1, or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, but does not include the Domestic Credit Facility Aggregate Commitments.

         "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans, having the same Interest Period made by each of Lenders pursuant to Section 2.1.

         "Committed Loan" has the meaning specified in Section 2.1.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote fifty one percent (51%) or more of the securities having ordinary voting power for the election of directors, managing general partners or equivalent governing body of such Person.

         "Converted Borrowings" has the meaning specified in Section 2.1(c).

         "Credit Extension" means a Borrowing, or an L/C Credit Extension.

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means an interest rate equal to two percent (2.0%) per annum in excess of the Applicable Rate, applying the highest Applicable Margin set forth in Pricing Level 1.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Book Accounts Receivable" means the amount of net accounts receivable as reflected on the balance sheet of the Domestic Borrowers.

         "Domestic Book Inventory" means the amount of net inventory as reflected on the balance sheet of the Domestic Borrowers.

         "Domestic Borrowers" means MICROS, DV Technology Holdings Corporation, a Delaware corporation, Datavantage Corporation, an Ohio corporation, MICROS-Fidelio Nevada, LLC, a Nevada limited liability company, MSI Delaware, LLC, a Delaware limited liability company, MICROS-Fidelio Southwest, Inc., a Nevada corporation, MICROS-Fidelio Worldwide, Inc., a Nevada corporation, their successors and assigns.

         "Domestic Credit Facility" means the credit facility extended by Lenders to the Domestic Borrowers pursuant to a Credit Agreement of even date herewith by and among Bank of America as Administrative Agent, Lenders and Domestic Borrowers in the amount of the Domestic Credit Facility Aggregate Commitments, as amended, modified, substituted, extended, and renewed from time to time.

         "Domestic Credit Facility Aggregate Commitments" means as of the Closing Date Ten Million Dollars ($10,000,000), as such sum may be increased pursuant to Section 2.1(b).

         "Domestic Credit Facility Increase" has the meaning specified in
Section 2.1(b).

         "Domestic Debt" means all of the Domestic Borrowers' outstanding liabilities for borrowed money, including, without limitation, all Subordinated Liabilities, capital leases, standby letters of credit, and other interest-bearing liabilities, including current and long-term debt.

         "Domestic Subsidiary" means a Subsidiary of any Borrower or any Guarantor organized under the laws of any jurisdiction within the United States.

         "EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization.

         "Eligible Assignee" has the meaning specified in Section 10.7(h).

         "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equivalent Value" shall mean, as determined by Agent (a) in relation to any Borrowing, payment, or like event denominated in an Optional Currency, the amount of such Optional Currency converted from the relevant amount of Dollars at the mean of Agent's spot buying and selling rates (based on the market rates then prevailing and available to Agent, plus any Funding Reserves) for the exchange of Dollars and such other currency at a time determined by Agent on the second Business Day immediately preceding the drawing date or such other event for which such calculation is made, or (b) in relation to any payment, calculation, or like event denominated in Dollars, the amount of Dollars converted from the relevant amount of such Optional Currency at Agent's spot selling rate (based on the market rates then prevailing and available to Agent, plus any Funding Reserves) for the exchange of such Optional Currency and Dollars at a time determined by Agent on the second Business Day immediately preceding the payment or such other event for which such calculation is made.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         "Eurodollar Base Rate" has the meaning set forth in the definition of Eurodollar Rate.

         "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Committed Loan, a rate per annum determined by Agent pursuant to the following formula:

                                     Eurodollar Base Rate
         Eurodollar Rate  = ---------------------------------------
                              1.0 - Eurodollar Reserve Percentage

         Where,

         "Eurodollar Base Rate" means, for such Interest Period:

         (a) the rate per annum equal to the rate determined by Agent to be the London interbank offered rate that appears on Page 3750 of the Telerate screen (or any successor thereto) for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

         (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

         (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Committed Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

         "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding

         Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Eurodollar Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 8.1.

         "Examiner" means an examiner appointed under Section 2 of the Irish Companies (Amendment) Act 1990.

         "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

         "Fixed Charge Coverage Ratio" means the ratio of (a) EBITDA minus income tax expense, to (b) the sum of interest expense, plus the current portion of long term liabilities, plus capital expenditures, plus dividends declared or paid by Borrower and plus stock repurchases.

         "Funding Reserves" shall mean the sum of any and all Federal Reserve Board or other reserve requirements imposed upon by Agent or any Lender or any Affiliate of Agent or Lender from time to time by any Governmental Authority on Borrowings made in Dollars or Optional Currency, any requirements imposed upon or by Agent or any Lender and or any of its or their Affiliates having the force of Law, and any cost or fee imposed upon or by Agent and any Lender or their Affiliates for Borrowings made in Dollars or Optional Currency.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "German Companies" means MICROS Systems Holding GmbH, MICROS-FIDELIO Software Deutschland GmbH, INDATEC GmbH & Co. KG and MICROS-FIDELIO Software GmbH & Co. KG, their successors and assigns and "German Company" shall mean any of them.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "Guarantor" means the Domestic Borrowers and each Additional Guarantor.

         "Guaranty" means individually and collectively the Guaranty made by each Guarantor in favor of Agent on behalf of Lenders, in form and substance satisfactory to Agent, as amended, modified, substituted, extended, and renewed from time to time.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital leases and Synthetic Lease Obligations; and

                  (g) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "Indemnified Liabilities" has the meaning specified in Section 10.5.

         "Indemnitees" has the meaning specified in Section 10.5.

         "Information" has the meaning specified in Section 10.8.

         "Interest Payment Date" means for each Committed Loan for which the Applicable Rate is based on the Eurodollar Rate or the Optional Currency Rate, the last day of each Interest Period and the Maturity Date; provided, however, that if any Interest Period exceeds three months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates. Interest Payment Date means for each Swing Line Loan or each Committed Loan for which the Applicable Rate is based on the Base Rate, the first day of each calendar month.

         "Interest Period" means as to each Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan, the period commencing on the date such Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan is disbursed and ending on the date one, two, three or six months thereafter, or as otherwise agreed to by Agent and Lenders, as selected by Borrower in its Committed Loan Notice; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Maturity Date.

         "International Debt" means all of the Borrowers' outstanding liabilities for borrowed money, including, without limitation, all Subordinated Liabilities, capital leases, standby letters of credit, and other interest-bearing liabilities, including current and long-term debt and the Commerzbank Debt.

         "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IRS" means the United States Internal Revenue Service.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

         "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes Agent in its capacity as issuer of Letters of Credit and provider of Swing Line Loans hereunder.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.2, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

         "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Unless otherwise agreed by Agent and Lenders, all Letters of Credit shall be denominated in Dollars or an Optional Currency.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by Agent.

         "Letter of Credit Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to Ten Million Dollars ($10,000,000) or the Equivalent Value in any applicable Optional Currency. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

         "Loan" means an extension of credit by a Lender to Borrower under
ARTICLE II in the form of a Committed Loan or a Swing Line Loan.

         "Loan Documents" means this Agreement, each Note, Agent Fee Letter, each Collateral Document and the Guaranty.

         "Loan Parties" means, collectively, Borrower and each Person (other than Agent or any Lender) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual and contingent), condition (financial or otherwise) or prospects of Borrower or Borrower and its Subsidiaries taken as a whole or the Collateral;
(b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "Material Domestic Entity" means any Subsidiary of Domestic Borrowers organized under the laws of the United States that has revenue in excess of Five Million Dollars ($5,000,000) in a fiscal year.

         "Material Foreign Entity" means any Subsidiary of Borrower organized under the laws of any jurisdiction other than the United States that has revenue in excess of Five Million Dollars ($5,000,000) in a fiscal year.

         "Maturity Date" means July 31, 2005.

         "MICROS" means MICROS Systems, Inc., a Maryland corporation, its successors and assigns.

         "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "Note" means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C; "Notes" means collectively each Note, and any other promissory note which may from time to time evidence all or any portion of the Obligations.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, Swap Contract or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "Optional Currency" means Euros or such other available currency selected by Borrower and approved by Agent and Lenders in their sole discretion, and which can be readily converted to Dollars in an existing market accessed by Agent and Lenders.

         "Optional Currency Rate" shall mean a fixed rate equal to the London Interbank Offered Rate for deposits denominated in the Optional Currency in a principal amount equal to the Borrowing requested to be made in the Optional Currency and with a maturity equal to the Interest Period and as quoted by Agent for 11:00 a.m. (London time), adjusted for any Funding Reserves.

         "Optional Currency Rate Committed Loan" means a Committed Loan that bears interest at a rate based on the Optional Currency Rate.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (a) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 10.7(d).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture or Governmental Authority.

         "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "Post Closing Items" has the meaning specified in Section 6.16.

         "Pro Rata Share" means, with respect to each Lender, at any time, a fraction (expressed as a percentage), carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans and the obligation of Agent to make L/C Credit Extensions have been terminated pursuant to Section 8.2, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to Section 10.7. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable.

         "Register" has the meaning set forth in Section 10.7(c).

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

         "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, as of any date of determination, if there are two or less Lenders, than all Lenders, at all other times, Lenders having more than 51% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of Agent to make L/C Credit Extensions have been terminated pursuant to Section 8.2, Lenders holding in the aggregate more than 51% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

         "Subordinated Liabilities" means liabilities subordinated to the Obligations in a manner acceptable to Required Lenders in their sole discretion.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement. Any and all Swap Contracts, whether with Agent or any Lender, must be approved by Agent. Agent agrees to notify Lenders of any and all Swap Contracts approved by Agent.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "Swing Line" means the uncommitted and discretionary revolving credit facility made available by Agent pursuant to Section 2.4.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.4.

         "Swing Line Loan" has the meaning specified in Section 2.4(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.4(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) Five Million Dollars ($5,000,000) and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "Tangible Net Worth" means the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from Affiliates, officers, directors, employees, shareholders, members or managers) less Total Liabilities, including but not limited to accrued and deferred income taxes.

         "Taxes" has the meaning specified in Section 3.1(a).

         "Threshold Amount" means Three Million Dollars ($3,000,000) in the aggregate in any fiscal year.

         "Total Liabilities" means the sum of current liabilities plus long term liabilities.

         "Total Funded Debt" means as of the date of any measurement, the sum of Domestic Debt and International Debt.

         "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "Type" means with respect to a Committed Loan, its character as a Base Rate Committed Loan, a Eurodollar Rate Committed Loan or an Optional Currency Rate Committed Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning set forth in Section 2.3(c)(i).

         SECTION 1.2 OTHER INTERPRETIVE PROVISIONS.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) (i) The words "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof; (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears; (iii) the term "including" is by way of example and not limitation; and (iv) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

         (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

         (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         SECTION 1.3 ACCOUNTING TERMS.

         (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         SECTION 1.4 ROUNDING.

         Any financial ratios required to be maintained by any Loan Party pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         SECTION 1.5 REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         SECTION 1.6 LETTER OF CREDIT AMOUNTS.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                     THE COMMITMENTS AND CREDIT EXTENSIONS.

         SECTION 2.1 COMMITTED LOANS.

         (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans in Dollars or in an Optional Currency (each such loan, a "Committed Loan") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. In determining the outstanding amount of each Lender's Commitment (including the amount of any Letters of Credit issued in an Optional Currency), Agent shall calculate the Equivalent Value of Optional Currency Advances based on the Equivalent Value of the Optional Currency as of the first day of the Interest Period for each Optional Currency Advance or any renewal thereof or on such additional dates as the Agent shall determine or the Lenders shall require. If at any time the Total Outstandings exceed the Aggregate Commitments, Borrower shall on Demand make payment to Agent, for the pro rata benefit of Lenders, in Dollars or in the Optional Currency, as determined by Agent, in an amount sufficient to reduce the Total Outstandings to an amount not to exceed the Aggregate Commitments. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Neither Agent nor any Lender shall be responsible for the Commitment of any other Lender, nor will the failure of any Lender to perform its obligations under its Commitment in any way relieve any other Lender from performing its obligations under its Commitment.

         (b) The Domestic Borrowers have the option of increasing the Domestic Credit Facility (the "Domestic Credit Facility Increase") provided, among other conditions, that (i) the Aggregate Commitments are decreased dollar for dollar (the "Aggregate Commitments Decrease"), (ii) the Domestic Borrowers give Agent and Lenders at least ten (10) days written notice of any requested Domestic Credit Facility Increase, and (iii) no Default or Event of Default exists or is continuing or would be created under this Agreement as a result thereof. In the event the Domestic Borrowers elect to make a Domestic Credit Facility Increase, the Aggregate Commitments shall be decreased subject to compliance with each of the following conditions precedent in a manner satisfactory in all respects to Lenders and Agent, as follows:

                  (i) the maximum principal amount of the Domestic Credit Facility Aggregate Commitments and the Aggregate Commitments shall not exceed $65,000,000 in the aggregate;

                  (ii) Borrower, Lenders and Agent execute documents, at Borrower's expense, to evidence the Aggregate Commitments Decrease, including (A) Notes evidencing each Lender's Pro Rata Share of the Aggregate Commitments as decreased by the Aggregate Commitments Decrease, (B) an amendment to this Agreement to reflect the Aggregate Commitments as decreased by the Aggregate Commitments Decrease and any related modifications; (C) such other documents as any Lender and/or Agent may reasonably require; and

                  (iii) Borrower shall repay the Loan or cancel Letters of Credit as necessary to reduce the Total Outstandings in compliance with Aggregate Commitments as decreased by the Aggregate Commitments Decrease.

         (c) Borrower may elect to convert Committed Borrowings to term loans ("Converted Borrowings") upon approval of Agent and Lenders provided that the Converted Borrowings shall occur in minimum original principal amounts of not less than $1,000,000 and increments of $500,000 and such other terms as are approved by Agent and Lenders. The obligation of the Borrower to repay Converted Borrowings shall be evidenced by promissory notes payable to the Lenders substantially in the in the form of Exhibit C with necessary revisions to incorporate the repayment terms agreed upon by the Agent, Lenders and Borrower. In no event will the maturity of any Converted Borrowings exceed the Maturity Date. All outstanding Converted Borrowings shall reduce the amounts otherwise available to Borrower under the Committed Loan. Borrower shall give Agent at least ten (10) Business Days' notice of each proposed Converted Borrowing.

         SECTION 2.2 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED
LOANS.

         (a) Each Committed Borrowing and each continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans shall be made upon Borrower's irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m., New York time, four (4) Business Days prior to the requested date of any Borrowing of or continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Except as provided in Section 2.3(c) and Section 2.4(c), each Borrowing of or continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a continuation of Eurodollar Rate Committed Loans or continuation of Optional Currency Rate Committed Loans, (ii) the requested date of the Borrowing or continuation, as the case may be (which shall be a Business
Day), (iii) the principal amount of Committed Loans to be borrowed or continued,
(iv) the duration of the Interest Period with respect thereto, and (v) if requested by Agent or any Lender, the purpose of the requested Borrowing. If Borrower fails to give a timely notice requesting a continuation, then the applicable Committed Loans shall be made as Eurodollar Rate Committed Loans with an Interest Period of one (1) month. Any such automatic continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans. If Borrower requests a Borrowing of or continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

         (b) Following receipt of a Committed Loan Notice, Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Agent in immediately available funds at Agent's Office not later than 1:00 p.m., New York time, on the Business Day specified in the applicable Committed Loan Notice, provided that such Lender has received notice from Agent of Borrower's request for such Committed Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.2 (and, if such Borrowing is the initial Credit Extension, Section 4.1), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds (with the proceeds of Optional Currency Rate Committed Loans credited to an account of Borrower maintained by Agent at its offices in London, England) or
(ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided, however, that if, on the date of the Committed Loan Notice with respect to such Borrowing is given by Borrower there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan may be continued only on the last day of an Interest Period for such Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Committed Loans and Optional Currency Rate Committed Loans be converted immediately to accrue interest at the Base Rate and Borrower agrees to pay all amounts due under Section 3.5 in accordance with the terms thereof due to any such conversion.

         (d) Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Committed Loans and Optional Currency Rate Committed Loans upon determination of such interest rate. The determination of the Eurodollar Rate by Agent shall be conclusive in the absence of manifest error.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to Committed Loans. In addition, Borrower understands and agrees that Optional Currency Loans can not accrue interest at the Base Rate.

         SECTION 2.3 LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.

                  (i) Subject to the terms and conditions set forth herein and as part of the Aggregate Commitments, (A) Agent agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.3:
         (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue

         Letters of Credit for the account of Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) Lenders severally agree to participate in Letters of Credit issued for the account of Borrower; provided that Agent shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension,
         (x) the Total Outstandings would exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) Agent shall be under no obligation to issue any Letter of Credit if:

                           (A) The beneficiary of the Letter of any Letter of Credit is a Person incorporated or resident in Ireland;

                           (B) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain Agent from issuing such Letter of Credit, or any Law applicable to Agent or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Agent shall prohibit, or request that Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon Agent with respect to such Letter of Credit any restriction, reserve or capital requirement (for which Agent is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which Agent in good faith deems material to it;

                           (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                           (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date and the Letter of Credit is fully collateralized in Agent's reasonable opinion;

                           (D) the issuance of such requested Letter of Credit in any Optional Currency would violate one or more policies of Agent; or

                           (E) such Letter of Credit is in an initial amount less than $100,000 or the Equivalent Value in any applicable Optional Currency, in the case of a commercial Letter of Credit, or $250,000 or the Equivalent Value in any applicable Optional Currency, in the case of a standby Letter of Credit.

                  (iii) Agent shall be under no obligation to amend any Letter of Credit if (A) Agent would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b)      Procedures for Issuance and Amendment of Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to Agent in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Borrower. Such Letter of Credit Application must be received by Agent not later than 11:00 a.m., New York time, at least two (2) Business Days (or such later date and time as Agent may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.

                  (ii) Promptly after receipt of any Letter of Credit Application by Agent at the address set forth in Schedule 10.2 for receiving Letter of Credit Applications and related correspondence, if the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, Agent shall, on the requested date, issue a Letter of Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with Agent's usual and customary business practices. Immediately upon the issuance of each Letter of Credit in accordance with the terms of this Agreement, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent an undivided risk participation in such Letter of Credit and all related L/C Obligations in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, Agent will also deliver to Borrower a true and complete copy of such Letter of Credit or amendment.

                  (iv) Agent shall give Lenders prompt notice of the issuance, material amendment or extension of each Letter of Credit and to the extent such Letter of Credit is issued in an Optional Currency, Agent shall advise Lenders as to the Equivalent Value in Dollars of such Letter of Credit

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, Agent shall notify Borrower and Lenders thereof. Not later than 11:00 a.m., New York time, on the date of any payment by Agent under a Letter of Credit (each such date, an "Honor Date"), Borrower shall reimburse Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse Agent by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.2 (other than the delivery of a Committed Loan Notice). Any notice given by Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including Agent in its capacity as a Lender) shall upon any notice pursuant to Section 2.3(c)(i) make funds available to Agent at Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m., New York time, on the Business Day specified in such notice by Agent, if such Lender has received notice from Agent of such Lender's Pro Rata Share of the Unreimbursed Amount, whereupon, subject to the provisions of
         Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from Agent an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Agent pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse Agent for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of Agent.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse Agent for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that all payments of such amounts by each Lender shall be without prejudice to the rights of each of the other Lenders with respect to the Agent's gross negligence or willful misconduct. Any claim any Lender may have against Agent as a result of Agent's gross negligence or willful misconduct may be brought by such Lender in a separate action against Agent but may not be used as a defense to payment under the provisions of this Section. No Lender shall have any obligation to pay to Agent such Lender's Pro Rata Share of any L/C Obligations or Unreimbursed Amount if the Borrower shall not be obligated to reimburse Agent for such unpaid L/C Obligations or Unreimbursed Amount because of Agent's wrongful payment under a Letter of Credit. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse Agent for the amount of any payment made by Agent under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Agent at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of Agent submitted to any Lender with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.

                  (i) At any time after Agent has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.3(c), if Agent receives any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by Agent.

                  (ii) If any payment received by Agent pursuant to Section 2.3(c)(c)(i) is required to be returned under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by Agent in its discretion, but excluding any payments that must be returned due to the gross negligence or willful misconduct of Agent), each Lender shall pay to Agent its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of Borrower to reimburse Agent for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Agent or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by Agent under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by Agent under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, Examiner or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify Agent. Borrower shall be conclusively deemed to have waived any such claim against Agent and its correspondents unless such notice is given as aforesaid.

         (f) Role of Agent. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, Agent shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document, except to the extent required by applicable law. None of Agent, any Agent-Related Person nor any of the respective correspondents, participants or assignees of Agent shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable;
(ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of Agent, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of Agent, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against Agent, and Agent may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by Agent's willful misconduct or gross negligence or Agent's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and Agent shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) Cash Collateral. Upon the request of Agent, (i) if Agent has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to Agent, for the benefit of Agent, as issuer of Letters of Credit and to Agent for the ratable benefit of Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Agent (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Agent, for the benefit of Agent, as issuer of Letters of Credit and Agent for the ratable benefit of Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by Agent and Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. Borrower shall pay to Agent for the ratable account of each Lender in accordance with its Pro Rata Share (i) a Letter of Credit fee for each commercial Letter of Credit equal to the Applicable Rate per annum times the daily maximum amount available to be drawn under such letter of credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (ii) a letter of credit fee for each standby Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (j) Fronting Fee and Documentary and Processing Charges Payable to Agent. Borrower shall pay directly to Agent for its own account a fronting fee in the amount set forth in Agent Fee Letter, which fronting fee shall be payable quarterly in arrears. In addition, Borrower shall pay directly to Agent for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of Agent relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         SECTION 2.4 SWING LINE LOANS.

         (a) The Swing Line. Subject to the terms and conditions set forth herein, Agent agrees to consider in its sole and absolute discretion making loans (each such loan, a "Swing Line Loan") to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of Outstanding Amount of Committed Loans and L/C Obligations of Agent in its capacity as a Lender of Committed Loans, may exceed the amount of Agent's Commitment in its capacity as a Lender; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. The Swing Line is a discretionary, uncommitted facility and Agent may terminate or suspend the Swing Line at any time in its sole discretion upon notice to Borrower which notice may be given by Agent before or after Borrower requests a Swing Line Loan hereunder. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent an undivided risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan. Swing Line Loans shall be used only for the purposes permitted for Committed Loans under the terms of this Agreement.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower's irrevocable notice to Agent, which may be given by telephone, unless Agent has notified, or after receiving notice of a Swing Line Borrowing notifies, Borrower that the Swing Line has been or is terminated or suspended as provided in Section 2.4(a). Each such notice must be received by Agent not later than 1:00 p.m., New York time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $50,000 or multiple thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Unless one or more of the applicable conditions specified in ARTICLE IV is not then satisfied or the Swing Line has been or is terminated or suspended by Agent as provided above, then, subject to the terms and conditions hereof, Agent will, not later than 3:00 p.m. New York time, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Agent in immediately available funds. Lenders agree that Agent may agree to modify the borrowing procedures used in connection with the Swing Line in its discretion and without affecting any of the obligations of Lenders hereunder.

         (c)      Refinancing of Swing Line Loans.

                  (i) Agent at any time in its sole and absolute discretion (including if Agent has terminated or suspended the Swing Line as provided above) may request, on behalf of Borrower (which hereby irrevocably authorizes Agent to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 4.2. Agent shall furnish Borrower with a copy of the applicable Committed Loan Notice. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to Agent in immediately available funds at Agent's Office not later than 1:00 p.m., New York time, on the day specified in such Committed Loan Notice if such Lender has received notice from Agent, whereupon, subject to Section 2.4(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount.

                  (ii) If for any reason any Swing Line Loan cannot be financed by such a Committed Borrowing in accordance with Section 2.4(c)(i), the request for Base Rate Committed Loans submitted by Agent as set forth herein, shall be deemed to be a request by Agent that each of Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to Agent pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to Agent any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Agent at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of Agent submitted to any Lender with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that all payments of such amounts by any Lender shall be without prejudice to the rights of each of the Lenders with respect to Agent's gross negligence or willful misconduct. Any claim any Lender may have against Agent as a result of Agent's gross negligence or willful misconduct may be brought by such Lender in a separate action against Agent but may not be used as a defense to payment under the provisions of this Section. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d)      Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Agent receives any payment on account of such Swing Line Loan, Agent will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by Agent.

                  (ii) If any payment received by Agent in respect of principal or interest on any Swing Line Loan is required to be returned by Agent under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by Agent in its discretion), each Lender shall pay to Agent its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate.

         (e) Interest for Account of Agent. Agent shall be responsible for invoicing Borrower for interest on the Swing Line Loans and interest shall be paid in accordance with Section 2.8 . Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.4 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of Agent.

         SECTION 2.5 USAGE OF FUNDS DERIVING FROM ANY COMMITMENTS AND/OR CREDIT EXTENSIONS

         (a) No funds deriving from any Commitments or Credit Extensions as provided for under this ARTICLE II shall in any way be used, whether directly or indirectly, for the purpose of a purchase or subscription made or to be made by any Person of or in any shares in Irish Company or the Shares in its "holding company".

         (b) For the purpose of this Section 2.5 the term "holding company" shall have the meaning given to such term under Section 155 of the Irish Companies Act 1963.

         SECTION 2.6 PREPAYMENTS.

         (a) Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m., New York time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans, and (B) on the date of prepayment of Base Rate Committed Loans;
(ii) any prepayment of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof; (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof, or, in each case, if less, the entire principal amount thereof then outstanding, and (iv) any prepayment shall be payable in the same currency in which the Committed Loans to be prepaid are denominated. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar

Rate Committed Loan or an Optional Currency Rate Committed Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.5. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Pro Rata Shares.

         (b) Borrower may, upon notice to Agent, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 1:00 p.m., New York time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

         SECTION 2.7 REDUCTION OR TERMINATION OF COMMITMENTS.

         Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time, and in addition to the Aggregate Commitments Decrease contemplated in Section 2.1, permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Agent not later than 11:00 a.m., five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. Agent will promptly notify Lenders of any such notice of termination or reduction of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All Commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         SECTION 2.8 REPAYMENT OF LOANS.

         (a) Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) Borrower shall repay to Agent each Swing Line Loan on the Maturity Date.

         (c) Borrower shall repay all Converted Borrowings in accordance with Section 2.1(c).

         SECTION 2.9 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iv) each Optional Currency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Optional Currency Rate plus the Applicable Margin for such Interest Period.

         (b) If any amount payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists (or after acceleration), Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         SECTION 2.10 FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.3:

         (a) Commitment Fee. Borrower shall pay to Agent for the ratable account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding the preceding, the Borrower agrees that the commitment fee will be calculated at not less than Pricing Level 3 from the Closing Date through December 31, 2003. Borrower acknowledges that Swing Line Loans outstanding from time to time are not considered Committed Loans in calculating the commitment fee.

         (b) Agency Fees. Borrower shall pay an agency fee to Agent for Agent's own account, in the amounts and at the times specified in the letter agreement, dated April 30, 2003 (the "Agent Fee Letter"), between Borrower and Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (c) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Agent, for the ratable account of each Lender in accordance with their respective Pro Rata Shares, an upfront fee in an amount equal to twenty (20) basis points of the Aggregate Commitments. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

         SECTION 2.11 COMPUTATION OF INTEREST AND FEES.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and all fees shall be made on the basis of a year of 360 days and the actual number of days elapsed, (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day.

         SECTION 2.12 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence, such Lender's Loans, in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

         SECTION 2.13 PAYMENTS GENERALLY.

         (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff and with respect to Obligations denominated in Dollars shall be made in Dollars and with respect to Obligations denominated in any applicable Optional Currency shall be made in such Optional Currency. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at Agent's Office in immediately available funds not later than 12:00 noon, New York time, on the date specified herein. Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Agent after 12:00 noon, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless Borrower or any Lender has notified Agent, prior to the date any payment is required to be made by it to Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to Agent in immediately available funds, then:

                  (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Lender to the date such amount is repaid to Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by Agent to Borrower to the date such amount is recovered by Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to Agent, then such amount shall constitute such Lender's Committed Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon Agent's demand, Agent may make a demand upon Borrower, and Borrower shall pay such amount to Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in ARTICLE IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         SECTION 2.14 SHARING OF PAYMENTS.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.6 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

         SECTION 2.15 GUARANTY.

         (a) Subject to the provisions of Section 10.19 in respect of the German Companies, each Borrower hereby unconditionally and irrevocably, guarantees to Agent and Lenders:

                  (i) the due and punctual payment in full (and not merely the collectibility) by each of Borrower of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Notes and the other Loan Documents;

                  (ii) the due and punctual payment in full (and not merely the collectibility) by each of Borrower of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Notes or any of the other Loan Documents;

                  (iii) the due and punctual performance by each of Borrower of all of the other terms, covenants and conditions contained in the Loan Documents; and

                  (iv)     all the other Obligations of each of Borrower.

         (b) The obligations and liabilities of each Borrower as a guarantor under this Section shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, any of the Notes or any of the Loan Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Borrower solely in its capacity as a guarantor (and not in its capacity as a Borrower hereunder) expressly agrees that Agent and Lenders may, in their sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Borrower as a guarantor hereunder:

                  (i) waive compliance with, or any defaults under, or grant any other indulgences under or with respect to any of the Loan Documents;

                  (ii) modify, amend, change or terminate any provisions of any of the Loan Documents;

                  (iii) grant extensions or renewals of or with respect to the Commitments, the Notes or any of the other Loan Documents;

                  (iv) effect any release, subordination, compromise or settlement in connection with this Agreement, any of the Notes or any of the other Loan Documents;

                  (v) agree to the substitution, exchange, release or other disposition of the Collateral or any part thereof, or any other collateral for the Commitments or to the subordination of any lien or security interest therein;

                  (vi) make advances for the purpose of performing any term, provision or covenant contained in this Agreement, any of the Notes or any of the other Loan Documents with respect to which any Borrower shall then be in default;

                  (vii) make future advances pursuant to this Agreement or any of the other Loan Documents;

                  (viii) assign, pledge, hypothecate or otherwise transfer the Commitments, the Obligations, the Notes, any of the other Loan Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                  (ix) deal in all respects with Borrower as if this Section were not in effect;

                  (x) effect any release, compromise or settlement with any of Borrower, whether in their capacity as a Borrower or as a guarantor under this Section, or any other guarantor; and

                  (xi) provide debtor-in-possession financing or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by each Borrower that any such financing and/or use would be part of the Obligations.

         (c) The obligations and liabilities of each Borrower, as guarantor under this Section, shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that a Borrower may have against any one or more of the other Borrower, Agent, any one or more of Lenders and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by Agent or other Lenders of any remedies it may have against Borrower with respect to this Agreement, the Notes or any of the other Loan Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, Agent and Lenders shall not be required to make any demand upon any of Borrower, or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against Borrower or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Borrower under this Section, either in the same action, if any, brought against any one or more of Borrower or in separate actions or proceedings, as often as Agent may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of Borrower, any other guarantor or any obligor under any of the Loan Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of Borrower, in their respective capacities as borrowers and guarantors under this Section, or under any of the Loan Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section in any manner whatsoever, and this Section shall remain and continue in full force and effect. It is the intent and purpose of this Section that each Borrower shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and each of Borrower agrees that it shall be liable for the full amount of the obligations and liabilities under this Section, regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of Borrower, any other guarantor or any obligor under any of the Loan Documents, that may result from any such proceedings.

         (d) Each Borrower, solely as guarantor under this Section (and not in its capacity as a Borrower hereunder), hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                  (i) presentment and demand for payment of the Obligations and protest of non-payment;

                  (ii) notice of acceptance of this Section and of presentment, demand and protest thereof;

                  (iii) notice of any default hereunder or under the Notes or any of the other Loan Documents and notice of all indulgences;

                  (iv) notice of any increase in the amount of any portion of or all of the indebtedness guaranteed by this Section;

                  (v) demand for observance, performance or enforcement of any of the terms or provisions of this Section, the Notes or any of the other Loan Documents;

                  (vi) all errors and omissions in connection with Agent's administration of all indebtedness guaranteed by this Section, except errors and omissions resulting from acts of bad faith;

                  (vii) any right or claim of right to cause a marshalling of the assets of any one or more of the other Borrower;

                  (viii) any act or omission of Agent or Lenders which changes the scope of the risk as guarantor hereunder; and

                  (ix) all other notices and demands otherwise required by law which Borrower may lawfully waive.

         (e) Within ten (10) days following any request of Agent so to do, each Borrower will furnish Agent and Lenders and such other persons as Agent may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         SECTION 3.1 TAXES.

         (a) Any and all payments by Borrower to or for the account of Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to Agent or any Lender,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, Borrower shall furnish to Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to Agent or any Lender, Borrower shall also pay to Agent or to such Lender, at the time interest is paid, such additional amount that Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Borrower agrees to indemnify Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Agent and such Lender, (ii) amounts payable under Section 3.1(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date Lender or Agent makes a demand.

         SECTION 3.2 ILLEGALITY.

         If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans, or to determine or charge interest rates based upon the Eurodollar Rate or the Optional Currency Rate, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans or to convert Base Rate Committed Loans to Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Eurodollar Rate Committed Loans and Optional Currency Rate Committed Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period, if such Lender may lawfully continue to maintain such Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.5 in accordance with the terms thereof due to such prepayment or conversion. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         SECTION 3.3 INABILITY TO DETERMINE RATES.

         If Agent determines in connection with any request for a Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan or a conversion to or continuation thereof for any reason that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate or Optional Currency Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan, or (c) the Eurodollar Rate or Optional Currency Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan does not adequately and fairly reflect the cost to Lenders of funding such Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan, Agent will promptly so notify Borrower and all Lenders. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans shall be suspended until Agent revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         SECTION 3.4 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE COMMITTED LOANS AND OPTIONAL CURRENCY RATE COMMITTED LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.1 shall govern),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Eurodollar Rate Committed Loans or Optional Currency Rate Committed Loans, in the determination of the Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 3.4(a) for any increased costs or reductions incurred more than 180 days prior to the date such Lender notifies the Borrower of such change in Law or interpretation of Law and of such Lender's intention to claim compensation therefor.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to Agent), Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         SECTION 3.5 FUNDING LOSSES.

         Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

         (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to Lenders under this
Section 3.5, each Lender shall be deemed to have funded each Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan made by it at the Eurodollar Base Rate or London Interbank Offered Rate used in determining the Eurodollar Rate or the Optional Currency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Committed Loan or Optional Currency Rate Committed Loan was in fact so funded.

         SECTION 3.6 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         A certificate of Agent or any Lender claiming compensation under this
ARTICLE III and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, Agent or such Lender may use any reasonable averaging and attribution methods.

         SECTION 3.7 SURVIVAL.

         All of Borrower's obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         SECTION 4.1 CONDITIONS OF INITIAL CREDIT EXTENSION.

         The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Agent and its legal counsel:

                  (i) executed counterparts of this Agreement, all Collateral Documents and the Guaranty, sufficient in number for distribution to Agent, each Lender and Borrower;

                  (ii) a Note executed by Borrower in favor of each Lender requesting a Note;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                  (iv) such documents and certificates as Agent may reasonably require to evidence that each Loan Party is duly organized or formed and that each Borrower and each Guarantor is, validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (v) favorable opinions of counsel to the Loan Parties designated by Agent and in form and substance acceptable to Agent in its reasonable discretion, addressed to Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents in form and substance satisfactory to Agent;

                  (vi) a certificate of a Responsible Officer of each Loan Party designated by Agent either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or
         (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Section 4.2(a) and Section 4.2(b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial that has had or could reasonably be expected to have a Material Adverse Effect, and (C) a calculation of the financial covenants set forth in Section
         6.12 as of the last day of the fiscal quarter of Borrower most recently ended prior to the Closing Date;

                  (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                  (ix) such other assurances, certificates, documents, consents, evidence of perfection of all Liens securing the Obligations or opinions as Agent or the Required Lenders reasonably may require; and

                  (x) letter to Agent and Lenders from Irish counsel to MICROS stating that if the Irish Company files its consolidated financial statements and makes payment of any necessary fees before it receives a notice of strike off, there is no reason why the Irish Company would be struck off.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by Agent, Borrower shall have paid all Attorney Costs of Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney

Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings.

         (d) The Closing Date shall have occurred on or before July 17, 2003.

         SECTION 4.2 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND
                     CONTINUATIONS.

         The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

         (a) The representations and warranties of Borrower and each other Loan Party contained in ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this
Section 4.2, the representations and warranties contained in subsections (a) and
(b) of Section 5.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1.

         (b) No Default shall exist, or would result from such proposed Credit Extension, conversion or continuation.

         (c) Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.

         (d) Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Agent or the Required Lenders reasonably may require.

         Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in (a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Agent and Lenders that:

         SECTION 5.1 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

         Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2 AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

         SECTION 5.3 GOVERNMENTAL AUTHORIZATION.

         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

         SECTION 5.4 BINDING EFFECT.

         This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

         SECTION 5.5 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated financial statements of Borrower and its Subsidiaries dated March 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and ; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.6 LITIGATION.

         Except as specifically disclosed in Schedule 5.6 hereto, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.7 NO DEFAULT.

         Neither Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         SECTION 5.8 OWNERSHIP OF PROPERTY; LIENS.

         Each of Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.1.

         SECTION 5.9 ENVIRONMENTAL COMPLIANCE.

         To the best of Borrower's knowledge, except as specifically disclosed in Schedule 5.9 hereto, there is no violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10 INSURANCE.

         The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.

         SECTION 5.11 TAXES.

         Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         SECTION 5.12 ERISA COMPLIANCE.

         Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under

Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (a) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (b) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         SECTION 5.13 SUBSIDIARIES.

         As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

         SECTION 5.14 DISCLOSURE.

         Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party in connection with any Loan Document to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5.15 COMPLIANCE WITH LAWS.

         Borrower, each Subsidiary and each other Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.16 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY
                      HOLDING COMPANY ACT.

         (a) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         SECTION 5.17 TAX SHELTER REGULATIONS.

         Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Agent thereof. If Borrower so notifies Agent, Borrower acknowledges that one or more of Lenders may treat its Committed Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

         SECTION 5.18 RIGHTS IN COLLATERAL; PRIORITY OF LIENS.

         Borrower and each other Loan Party own the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties. Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Required Lenders, the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Agent, for the ratable benefit of Agent and Lenders.

SECTION 5.19      EQUIPMENT.

         (a) Borrower represents and warrants to Agent and the Lenders and agrees with Agent and the Lenders that all of the Equipment (as defined in the Collateral Documents) owned by Borrower is and will be used or held for use in Borrower's business, and is and will be fit for such purposes. Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

         (b) Borrower shall promptly inform Agent of any material additions to or deletions from the Equipment. Borrower shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property Agent does not have a Lien. Borrower will not, without Agent's prior written consent, alter or remove any identifying symbol or number on any of Borrower's Equipment constituting Collateral.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Section 6.1, Section 6.2, Section 6.3 and Section 6.11) cause each Domestic Borrower and each Subsidiary to:

         SECTION 6.1 FINANCIAL STATEMENTS.

         Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, of the following, in form and detail satisfactory to Agent and the Required Lenders:

         (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of both (i) Borrower and its Subsidiaries, (ii) each Domestic Borrower and its Subsidiaries and (iii) Borrower, Domestic Borrower and all Subsidiaries, respectively as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

         (b) as soon as available, but in any event within forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of (i) Borrower and its Subsidiaries, (ii) each Domestic Borrower and its Subsidiaries and (iii) Borrower, Domestic Borrower and all Subsidiaries, as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's and each Domestic Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower and each Domestic Borrower, as the case may be, as fairly presenting the financial condition, results of operations, shareholders equity and cash flows of Borrower and its Subsidiaries and each Domestic Borrower and its Subsidiaries, as the case may be, all in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

         SECTION 6.2 CERTIFICATES; OTHER INFORMATION.

         Deliver to Agent a sufficient number of copies for delivery to each Lender, of the following, in form and detail satisfactory to Agent in its reasonable discretion and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;

         (b) concurrently with the delivery of the financial statements referred to in Section 6.1(a) and Section 6.1(b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

         (c) promptly after any request by Agent or any Lender, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower in the ordinary course and by independent accountants in connection with the accounts or books of Borrower or any Subsidiary, or any audit of any of them;

         (d) as soon as available, but in no event later than sixty (60) days after the end of each fiscal year of Borrower, annual projections for the following two (2) fiscal years from (i) Borrower on a consolidated basis and
(ii) from Guarantor on a consolidated basis;

         (e)      as soon as available, but in no event later than twenty five
(25) days after the end of each calendar month, an Asset Coverage Ratio report, together with schedules of account receivable agings and inventory reports necessary to calculate the Asset Coverage Ratio;

         (f) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;

         (g) promptly after Borrower has notified Agent of any intention by Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

         (h) promptly upon request, such additional financial information as Agent may request from time to time.

         SECTION 6.3 NOTICES.

         Not later than two (2) days after obtaining knowledge, Borrower shall notify Agent and each Lender:

         (a)      of the occurrence of any Default;

         (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or
(iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c)      the occurrence of any ERISA Event; and

         (d) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         SECTION 6.4 PAYMENT OF OBLIGATIONS.

         Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         SECTION 6.5 PRESERVATION OF EXISTENCE, ETC.

         (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.4 or Section 7.5 except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.6 MAINTENANCE OF PROPERTIES.

         (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

         SECTION 6.7 MAINTENANCE OF INSURANCE.

         Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to Agent of termination, lapse or cancellation of such insurance.

         SECTION 6.8 COMPLIANCE WITH LAWS.

         Comply in all material respects with the requirements of all Laws, and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.9 BOOKS AND RECORDS.

         (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

         SECTION 6.10 INSPECTION RIGHTS.

         Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, if no Default exists Agent or Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower, but at the expense of Agent or Lender if Borrower has paid for similar inspections one (1) time during the current fiscal year and provided further, however, that when a Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time or from time to time during normal business hours and without advance notice.

         SECTION 6.11 USE OF PROCEEDS.

         Use the proceeds of the Credit Extensions for Letters of Credit, acquisitions permitted under this Agreement and for working capital, not in contravention of any Law or of any Loan Document.

         SECTION 6.12 FINANCIAL COVENANTS.

         MICROS and its consolidated Subsidiaries shall at all times maintain the following financial covenants:

         (a) Tangible Net Worth. Maintain on a consolidated basis Tangible Net Worth equal to at least the sum of the following:

                  (i) Ninety five percent (95%) of Tangible Net Worth as of March 31, 2003; plus

                  (ii) the sum of 50% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period after the date of this Agreement.

         (b) Leverage Ratio. Maintain on a consolidated basis a ratio of Total Funded Debt to EBITDA not exceeding 2.0:1.0.

         (c) Fixed Charge Coverage Ratio. Maintain on a consolidated basis a Fixed Charge Coverage Ratio of at least 1.25:1.0. This ratio will be calculated at the end of each reporting period for which this Agreement requires Borrower to deliver financial statements, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the last day of the calculation period.

         (d) Asset Coverage Ratio. Maintain on a consolidated basis an Asset Coverage Ratio of at least 1.0:1.0. This ratio will be calculated monthly.

         SECTION 6.13 ADDITIONAL BORROWERS AND GUARANTORS.

         (a) Notify Agent at the time that any Person becomes a Material Foreign Entity, and promptly thereafter (and in any event within 30 days), cause such Person to (i) become an Additional Borrower by executing and delivering to Agent an Additional Borrower Joinder Supplement or such other document as Agent shall deem appropriate for such purpose, (ii) deliver to Agent documents of the types referred to in clauses (iii) and(iv) of Section 4.1(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to Agent and (iii) executing and delivering to Agent all Collateral Documents.

         (b) Notify Agent at the time that any Person becomes a Material Domestic Entity, and promptly thereafter (and in any event within 30 days), cause such Person to (i) become a Guarantor by executing and delivering Agent a counterpart of the Guaranty or such other document as Agent shall deem appropriate for such purpose, and (ii) deliver to Agent documents of the types referred to in clauses (iii), (iv) and (v) of Section 4.1(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to Agent and (iii) executing and delivering to Agent all Collateral Documents.

         SECTION 6.14 COLLATERAL RECORDS.

         Borrower agrees to execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to Agent, from time to time, solely for Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrower or any other Loan Party, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

         SECTION 6.15 SECURITY INTERESTS.

         Borrower shall, and shall cause each other Loan Party to, defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein. Borrower shall, and shall cause each other Loan Party to, comply with the requirements of all state and federal laws in order to grant to Agent and Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property or deposit account, being effected by giving Agent control of such investment property or deposit account, rather than by the filing of a UCC financing statement with respect to such investment property. Agent is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower's signatures appear thereon. Borrower shall, and shall cause each other Loan Party, to do whatever Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Agent's representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral.

         SECTION 6.16 POST-CLOSING REQUIREMENTS.

         Borrower covenants and agrees that the items set forth on Exhibit G attached hereto and incorporated herein (the "Post-Closing Items") shall be satisfied not later than September 30, 2003. The failure of Borrower to deliver or complete performance of the Post-Closing Items in accordance with the terms of this Section 6.16 and Section 8.1(c)(ii) and shall constitute an Event of Default under this Agreement.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

         SECTION 7.1 LIENS.

         Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a)      Liens pursuant to any Loan Document;

         (b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (e) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (f) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

         (g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(h) or securing appeal or other surety bonds relating to such judgments; and

         (h) liens securing Indebtedness permitted under Section 7.3(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

         SECTION 7.2 INVESTMENTS.

         Make any Investments, except:

         (a) Investments held by Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

         (b) advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

         (c) Investments of Borrower in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in Borrower or in another wholly-owned Subsidiary;

         (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (e) other Investments not to exceed $3,000,000 in the aggregate at any time; and

         (f)      Guarantees permitted by Section 7.3.

         SECTION 7.3 INDEBTEDNESS.

         Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness under the Loan Documents;

         (b) Indebtedness outstanding on the date hereof and approved by Agent and the Required Lenders and listed on Schedule 7.3 hereto;

         (c) Guarantees of Borrower or any Subsidiary in respect of Indebtedness in favor of Agent and Lenders;

         (d) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, (iii) such Swap Contract has been approved by Agent and (iv) the foreign exchange exposure under such Swap Contract does not exceed One Million Five Hundred Thousand Dollars ($1,500,000) as determined by Agent in its sole discretion; and

         (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed assets within the limitations set forth in Section 7.1(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed Three Million Dollars ($3,000,000).

         SECTION 7.4 FUNDAMENTAL CHANGES.

         Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

         (a) any Subsidiary may merge with (i) a Borrower, provided that a Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and, provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person;

         (b) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise), to a Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must also be a wholly-owned Subsidiary, and, provided further that if the transferor of such assets is a Guarantor, the transferee thereof must either be a Borrower or a Guarantor; and

         (c) a Borrower may acquire another Person or merge or consolidate with or into, another Person, provided (i) Borrower is the surviving entity,
(ii) the net cost to Borrower (including cash and non-cash consideration in connection with any such acquisition) does not exceed Ten Million Dollars ($10,000,000) in a single transaction and the aggregate of such transactions in any fiscal year does not exceed Twenty Five Million Dollars ($25,000,000), (iii) Borrower shall have furnished financial projections in form and content reasonably acceptable to Agent which give effect to such acquisition and which project that such acquisition would not cause a Default or Event of Default,
(iv) all legal matters incident to the acquisition shall be acceptable to Agent in its reasonable discretion, and (v) Agent shall have been given no less than thirty (30) days prior written notice of any proposed acquisition and shall have been provided with all information which it may have reasonably requested in connection with such proposed acquisition. In addition to the foregoing, for any acquisition which would have a net cost to Borrower (including cash and non-cash consideration in connection with any such acquisition) exceeding Five Million Dollars ($5,000,000) in a single transaction, Borrower shall have furnished financial projections in form and content reasonably acceptable to Agent which give effect to such acquisition and which project that such acquisition would not cause a Default or Event of Default and Agent shall have been given no less than thirty (30) days prior written notice of any proposed acquisition and shall have been provided with all information which it may have reasonably requested in connection with such proposed acquisition.

         SECTION 7.5 DISPOSITIONS.

         Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b)      Dispositions of inventory in the ordinary course of business;

         (c)      Dispositions of equipment or real property to the extent that
(i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

         (d) Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary, provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor;

         (e)      Dispositions permitted by Section 7.4; and

         (f) Other Dispositions in an aggregate amount not to exceed Three Million Dollars ($3,000,000) in any fiscal year.

provided, however, that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

         SECTION 7.6 RESTRICTED PAYMENTS.

         Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

         (a) each Subsidiary may make Restricted Payments to Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

         (b) Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

         (c) Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely to Subsidiaries that are not wholly owned Subsidiaries in an amount not to exceed Two Million Dollars ($2,000,000) in the aggregate in any fiscal year; provided that there does not exist a Default or an Event of Default and the making of any such payment would not cause a Default or an Event of Default; and

         (d) Borrower and each Subsidiary may purchase, redeem or otherwise acquire up to one million (1,000,000) shares of its common stock or other common equity interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests during the period from March 31, 2002 through the Maturity Date, provided no Default or Event of Default exists hereunder or would result from such purchase, redemption or acquisition.

         SECTION 7.7 CHANGE IN NATURE OF BUSINESS.

         Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or which are similar or complimentary to such lines of business.

         SECTION 7.8 TRANSACTIONS WITH AFFILIATES.

         Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply
(a) to transactions between or among Borrower and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries, unless the value of the transactions in the aggregate with such Subsidiary exceeds Three Million Dollars ($3,000,000) or, (b) to transactions (i) to be unwound or repaid within sixty (60) days or less, and (ii) that do not involve a Borrower or wholly-owned Subsidiary that is not allowed by Laws to repay the sums involved or unwind the value of the transaction, unless the value of the transaction exceeds Six Million Dollars ($6,000,000).

         SECTION 7.9 MARGIN REGULATIONS.

         Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         SECTION 7.10 CHANGE OF CONTROL.

         There occurs any Change of Control with respect to any Borrower and/or any Guarantor that has revenue in excess of Eight Million Dollars ($8,000,000) in a fiscal year.

         SECTION 7.11 COMMERZBANK DEBT.

         Extend the Commerzbank Debt without the prior written approval to the terms of such extension by Agent and Lenders, which approval will not be unreasonably withheld, if such extension is on terms substantially similar to the terms currently in effect.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 8.1 EVENTS OF DEFAULT.

         Any of the following shall constitute an Event of Default:

         (a) Non-Payment. Borrower or any other Loan Party fails to pay (i) within ten (10) days of when required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. Borrower fails to perform or observe any term covenant or agreement contained in any of Section 6.5, Section 6.10,
Section 6.12 or ARTICLE VII; or

         (c)      Other Defaults.

                  (i) Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, or Section 6.2, and such failure continues for fifteen (15) days; or

                  (ii) Borrower fails to perform or observe any term, covenant or agreement contained in Section 6.16, and such failure continues for fifteen (15) days and the

         Required Lenders have determined that the failure to comply with the terms of Section 6.16 will have a material adverse effect on the operation of the Borrower's business; or

                  (iii) Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days or any default or event of default occurs under any other Loan Document; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact that reasonably could have a Material Adverse Effect if incorrect or misleading is made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith and is incorrect or misleading when made or deemed made; or

         (e) Cross-Default. (i) Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

         (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, Examiner, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, Examiner, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

         (g) Inability to Pay Debts; Attachment. (i) Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h)      Judgments. There is entered against Borrower or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or, subject to Section 7.1, is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void; or

         (k) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

         SECTION 8.2 REMEDIES UPON EVENT OF DEFAULT.

         If any Event of Default occurs, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of Agent to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

         (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of Agent to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.

         SECTION 8.3 APPLICATION OF FUNDS.

         After the exercise of remedies provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.2), any amounts received on account of the Obligations shall be applied by Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under ARTICLE III) payable to Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lenders (including Attorney Costs and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among Lenders in proportion to the respective amounts described in this clause Fourth held by them;

         Fifth, to Agent, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

         Sixth, to payment of that portion of the Obligations constituting termination payments due in respect of a Swap Contract with any with any Person that is a Lender or an Affiliate thereof at the time such Swap Contract was executed, ratably among Lenders in proportion to the respective amounts described in this clause Sixth held by the them; and

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Section 2.3(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                                     AGENT.

         SECTION 9.1 APPOINTMENT AND AUTHORIZATION OF AGENT.

         Each Lender hereby irrevocably appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, but subject to Section 9.2 below, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents, but subject to Section 9.2 below and with the exception of any Loan Documents that are subject to the laws of Ireland or to which Irish Company is a party regardless of the laws to which such Loan Documents may be subject, reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. All benefits and immunities provided to Agent in this
ARTICLE IX shall apply to Agent as issuer of Letters of Credit and provider of Swing Line Loans with respect to any acts taken or omissions suffered by Agent in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit and any Swing Line Loans made by Agent, and as additionally provided herein with respect to Agent as issuer of letters of Credit and provider of Swing Line Loans.

         SECTION 9.2 AGENT AS TRUSTEE UNDER THE LAWS OF IRELAND.

         Each Lender and the Agent agrees that the Agent shall act as trustee of the security, rights and benefits constituted by any Loan Documents which are subject to the laws of Ireland or to which Irish Company is a party regardless of the laws to which such Loan Documents may be subject and the Agent hereby declares that it will hold such security and such rights and benefits in trust for the benefit of the Lenders subject to the terms of these presents.

         SECTION 9.3 DELEGATION OF DUTIES.

         Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         SECTION 9.4 LIABILITY OF AGENT.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by any Loan

Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         SECTION 9.5 RELIANCE BY AGENT.

         (a) Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it in its reasonable discretion to be genuine and correct and to have been signed, sent or made by the proper Responsible Officer or Responsible Officers, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by all Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required by any instance), and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         SECTION 9.6 NOTICE OF DEFAULT.

         Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with ARTICLE VIII; provided, however, that unless and until Agent has received any such direction, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of Lenders.

         SECTION 9.7 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent herein, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         SECTION 9.8 INDEMNIFICATION OF AGENT.

         Whether or not the transactions contemplated hereby are consummated, Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have been caused primarily by such Agent-Related Person's own gross negligence or willful misconduct; it being agreed by all Lenders that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of Agent.

         SECTION 9.9 AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not Agent hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         SECTION 9.10 SUCCESSOR AGENT.

         Agent may resign as Agent upon 30 days' written notice to Lenders and Borrower; provided that any such resignation by Bank of America shall also constitute its resignation as Agent in its capacity of issuer of Letters of Credit and provider of Swing Line Loans. If Agent resigns under this Agreement, the Required Lenders shall appoint from among Lenders a successor Agent for Lenders, which successor Agent shall be consented to by Borrower at all times other than during the existence of a Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrower, a successor Agent from among Lenders. Upon the acceptance of its appointment as successor Agent hereunder, the Person acting as such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent (including those in its capacity as issuer of Letters of Credit and provider of Swing Line Loans) and the term "Agent" shall mean such successor Agent in all such capacities and the retiring Agent's appointment, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such retiring Agent or any other Lender, other than the obligation of the successor Agent to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Agent to effectively assume the obligations of the retiring Agent with respect to such Letters of Credit. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE IX and Section 10.4 and
Section 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         SECTION 9.11 AGENT MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, appointment of an Examiner, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their respective agents and counsel and all other amounts due Lenders and Agent under Section 2.3, Section 2.3(i), Section 2.3(j), Section 2.10 and Section 10.4) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, Examiner, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Section 2.10 and Section 10.4.

Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

         SECTION 9.12 GUARANTY MATTERS.

         Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.12.

         SECTION 9.13 COLLATERAL MATTERS.

         (a) Each Lender hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.1, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders. Agent is hereby authorized on behalf of all of Lenders, without the necessity of any notice to or further consent from any Lender from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

         (b) Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion,

                  (i) to release any Lien on any property granted to or held by Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders, or (iv) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

                  (ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Agent at any time, each Lender will confirm in writing Agent's authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.13.

         (c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Lender, to) execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

         (d) Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 9.13 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders.

         (e) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request shall deliver such Collateral to Agent or in accordance with Agent's instructions.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1 AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 4.1 without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 4.1(a), Section 4.1(a)(iii) or Section 4.1(a)(iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Closing Date;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.2) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (ii) of the second proviso to this Section 10.1) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

         (e) change Section 2.14 or Section 8.3 or in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) release any Guarantor from the Guaranty or release the Liens on any material portion of the Collateral except in accordance with the terms of any Loan Document without the written consent of each Lender;

         (g) change the method of calculation utilized in connection with the computation of fees or interest; or

         (h)      modify this Section or the definition of "Required Lenders".

And, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document, (A) as Administrative Agent, (B) as provider of Swing Line Loans, or (C) as Letter of Credit issuer or under any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it (including, without limitation, any reduction in any fee, charge, expense, cost or other amount payable to Agent for its own account under this Agreement in any such capacity); and (ii) Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         SECTION 10.2 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, specified for such Person on Schedule
10.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, upon delivery; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to Agent pursuant to ARTICLE II shall not be effective until actually received by Agent. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Agent and Lenders. Agent and Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

         SECTION 10.3 NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 10.4 ATTORNEY COSTS, EXPENSES AND TAXES.

         Borrower agrees (a) to pay or reimburse Agent for all reasonable third party costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs and third party costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse Agent and each Lender for all reasonable third party costs and expenses incurred in connection with the enforcement, attempted enforcement after the occurrence of an Event of Default, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing third party costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by Agent and the cost of independent public accountants and other outside experts retained by Agent or any Lender, but shall not include allocated costs of internal legal counsel or other employees for Agent or any Lender or fees and expenses of such internal legal counsel or other employees. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         SECTION 10.5 INDEMNIFICATION BY BORROWER.

         Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the obligations of each Borrower expressed under any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby being or becoming void, voidable, unenforceable or ineffective as against any Borrower for any reason whatsoever, whether or not known to the Agent or any Lender, the amount of such loss being the amount which Agent or the relevant Lender would otherwise have been entitled to recover from each Borrower, (c) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Agent to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to Borrower, any Subsidiary or any other Loan Party, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demand, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). The agreements in this Section shall survive the resignation of Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.5 shall be payable within ten
(10) Business Days after demand.

         SECTION 10.6 PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of Borrower is made to Agent or any Lender, or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, the appointment of an Examiner or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to Agent upon demand its applicable share of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         SECTION 10.7 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection(d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to Agent, shall not be less than $5,000,000 unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of outstanding Swing Line Loans, (iii) any assignment of a Commitment must be approved by Agent, unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Upon request, Agent shall inform any Lender of an assignment to any Eligible Assignee. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.1, Section 3.4, Section 3.5, Section 10.4, Section 10.5 and with respect to facts and circumstances occurring prior to the date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries (each a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first provision to Section 10.1 that directly affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Section 3.1, Section 3.4 and Section 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.9 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.1 or Section 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.7(b)), Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered to Borrower by the assigning Lender (through Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

         (h) As used herein, "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural Person) approved by (i) Agent and (ii) unless an Event of Default has occurred and is continuing, Borrower (such approval referred to in (i) and (ii) not to be unreasonably withheld or delayed) ); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to Borrower and Lenders, resign in its capacity as issuer of Letters of Credit hereunder (the "L/C Issuer") and/or (ii) upon 30 days' notice to Borrower, resign in its capacity as provider of Swing Line Loans ("Swing Line Lender"). In the event of any such resignation as L/C Issuer or Swing Line Lender, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of Agent as the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of Agent as the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to
Section 2.4(c). Borrower, Lenders and Bank of America agree that they shall amend this Agreement as necessary to reflect that Bank of America remains Agent for purposes of administering this Agreement, but has resigned in its capacity as L/C Issuer and/or Swing Line Lender and another Lender(s) shall provides such service, including the obligation of the successor to Bank of America as L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

         SECTION 10.8 CONFIDENTIALITY.

         Each of Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or under any other Loan Document; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of a Loan Party; (g) with the consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Agent or any Lender on a nonconfidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Agent and Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers. Notwithstanding anything herein to the contrary, "Information" shall not include, and Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

         SECTION 10.9 SET-OFF.

         In addition to any rights and remedies of Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to Borrower or any other Loan Party, any such notice being waived by Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 10.10 INTEREST RATE LIMITATION.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         SECTION 10.11 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 10.12 INTEGRATION.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of Agent or Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         SECTION 10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         SECTION 10.14 SEVERABILITY.

         If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and

(b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.15 GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAWS OF THE STATE OF MARYLAND applicable to agreements made and to be performed entirely within such State; PROVIDED THAT AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF MARYLAND SITTING IN MONTGOMERY COUNTY OR OF THE UNITED STATES FOR THE DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER, Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. BORROWER, Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. BORROWER, Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         SECTION 10.16 WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 10.17 TIME OF THE ESSENCE.

         Time is of the essence of the Loan Documents.

         SECTION 10.18 RIGHT TO TERMINATE.

         Borrower shall have the right to terminate this Agreement at any time without penalty upon not less than sixty (60) days notice to Agent and Lenders and payment of all Obligations outstanding hereunder as of the date of termination. If and when Borrower has paid and performed all of the Obligations, and no further advances are to be made under this Agreement, the Agent will provide a release of all Collateral to Borrower, which Borrower may record, as necessary, at its own expense. For purposes of this Section, "penalty" does not include any fees or costs specifically provided for in this Agreement, including any make whole or other similar fees or costs due upon the prepayment of any sums bearing interest at an Optional Currency Rate.

         SECTION 10.19 LIMITATION FOR GERMAN COMPANIES.

         Each Lender agrees to release the proceeds (i) from the enforcement of any guarantee or indemnity granted and (ii) from the enforcement of any joint and several liability in respect of Obligations of any other Borrower assumed, in each case, by a German Company under the Loan Documents where such German Company is constituted in the form of a German limited liability company (Gesellschaft mit beschrankter Haftung - "GmbH") and is not party to a domination agreement (Beherrschungsvertrag) as dominated entity (beherrschtes Unternehmen) with the relevant Affiliate whose Obligations are so guaranteed, indemnified or assumed or a limited partnership (Kommanditgesellschaft) with a GmbH as its sole general partner (Komplementar) (GmbH & Co. KG) (each a "Relevant German Company") if and to the extent that (x) such guarantee or indemnity secures or such assumption of joint and several liability relates to the liabilities of an Affiliate other than the liabilities of any Subsidiary of a Relevant German Company and - for the avoidance of doubt - other than such Relevant German Company's own Obligations and (y) the application of the enforcement proceeds towards the Obligations would otherwise cause the Relevant German Company's or its general partner's net assets to fall below its registered share capital (Stammkapital). For the purposes of the calculation of any sums to be enforced, the following balance sheet items shall be adjusted as follows:

                  (i) the amount of any increase of the Relevant German Company's or its general partner's registered share capital after the date of this Agreement that has been effected without prior written consent of the Administrative Agent shall be deducted from the Relevant German Company's or its general partner's registered share capital;

                  (ii) loans provided to the Relevant German Company or its general partner by any group company shall be disregarded to the extent such loans are subordinated or are considered subordinated pursuant to section 32 of the German Limited Liabilities Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung - GmbHG); and

                  (iii) loans or other liabilities incurred in violation of the provisions of any Loan Document shall be disregarded.

                  In a situation where a Relevant German Company or its general partner does not have sufficient assets to maintain its registered share capital such Relevant German Company or its general partner shall dispose of all assets which are not necessary for its business (nicht betriebsnotwendig) on market terms where the relevant assets are shown in the balance sheet of such Relevant German Company or its general partner with a book value which is significantly lower that the market value of such assets. The limitation pursuant to this clause Section 10.19 shall not apply if following the call of Guarantee obligations (Inanspruchnahme) by a Lender, the Relevant German Company or its general partner does not provide satisfactory evidence to the Lenders, in particular by submitting interim financial statements for the last completed month within 15 days following receipt of such call of Guarantee obligations, or following receipt of interim financial statements, by submitting audited financial statements up to the same month within 45 days following a further request by the Lenders.

                    (SIGNATURES BEGIN ON THE FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   SIGNED SEALED AND DELIVERED
                                   by____________________________________
                                   as duly authorized Attorney for and on behalf of MICROS FIDELIIO (IRELAND) LIMITED in the presence of:___________________

                                   Date:_________________________________

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                        MICROS-FIDELIO SYSTEMS (UK) LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO ESPANA S.L.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MERCHANTS INFORMATION SOLUTIONS, LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO BRAZIL, LTDA.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO FRANCE S.A.S.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        HOSPITALITY TECHNOLOGIES, S.A.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO MEXICO S.A. DE C.V.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS SYSTEMS HOLDING GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE DEUTSCHLAND GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        INDATEC GMBH & CO. KG.
                                        REPRESENTED BY ITS GENERAL PARTNER
                                        MICROS-FIDELIO SOFTWARE VERWALTUNGS GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE GMBH & CO.
                                        KG. REPRESENTED BY ITS GENERAL
                                        PARTNER MICROS-FIDELIO SOFTWARE
                                        VERWALTUNGS GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE PORTUGAL
                                        UNIPESSOAL LDA

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO (THAILAND) CO., LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SINGAPORE PTE LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE (PHILIPPINES),
                                        INC.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO JAPAN LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO AUSTRALIA PTY. LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: Director

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: Director or Secretary

                                        MICROS-FIDELIO HONG KONG, LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        FIDELIO NORDIC NORWAY A/S

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        FIDELIO NORDIC OY

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        FIDELIO NORDIC SVERIEG, A.B.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        HOTELBK, A.B.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        BANK OF AMERICA, N.A., as Agent

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        BANK OF AMERICA, N.A., AS A LENDER

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        WACHOVIA BANK, NATIONAL ASSOCIATION, AS
                                        A LENDER

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        US BANK, AS A LENDER

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                                    SCHEDULE 2.1

                                   COMMITMENTS
                               AND PRO RATA SHARES

      LENDER                      COMMITMENT            PRO RATA SHARE
-----------------------------------------------------------------------
Bank of America, N.A.           $ 25,384,616.00              46.15%
-----------------------------------------------------------------------
Wachovia Bank, N.A.             $ 21,153,846.00              38.46%
-----------------------------------------------------------------------
US Bank                         $  8,461,538.00              15.39%
-----------------------------------------------------------------------
Total                           $ 55,000,000.00             100.00%
-----------------------------------------------------------------------

                                                                    SCHEDULE 5.6

                                   LITIGATION

         NONE

                                                                    SCHEDULE 5.9

                             ENVIRONMENTAL MATTERS

         NONE

                                                                   SCHEDULE 5.13

                                  SUBSIDIARIES
                          AND OTHER EQUITY INVESTMENTS

Part (a).         Subsidiaries.

Part (b).         Other Equity Investments.

                                                                    SCHEDULE 7.1

                                 EXISTING LIENS

                                                                    SCHEDULE 7.3

                              EXISTING INDEBTEDNESS

                                      None

                                                                   SCHEDULE 10.2

                              ADDRESSES FOR NOTICES

BORROWER
Attn: Gary C. Kaufman
c/o Micros Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289
Telephone: ___________________
Facsimile: ___________________
Electronic Mail: _______@_____

BANK OF AMERICA

Address for Payments and Requests for Loans

Bank of America, N.A.
1101 Wooten Parkway
Mail Code:
Rockville, Maryland 20852
Attention: Barbara Levy
Telephone: (301) 517-3128
Facsimile:
Electronic Mail: barbara.levy@bankofamerica.com
Account No.: ______________________
Ref: ________________
ABA# 111000012

Address for Receiving Letter of Credit Applications and related correspondence

Standby Letters of Credit:

BANK OF AMERICA, N.A.
TRADE OPERATIONS-CHICAGO
231 SOUTH LASALLE STREET
MAIL CODE: IL1-231-17-00
CHICAGO, ILLINOIS 60604
ATTENTION: RIYAZ KAKA
           VICE PRESIDENT
           TELEPHONE: 312.923.5924
           FACSIMILE: 312.974.142
           ELECTRONIC MAIL: RIYAZ
           KAKA@BANKOFAMERICA.COM

Commercial Letters of Credit

BANK OF AMERICA, N.A.
TRADE OPERATIONS-CHARLOTTE
INTERSTATE TOWER STE
121 W TRADE STREET
MAIL CODE: NC1-005-21-01
CHARLOTTE, NC 28255-0001
ATTENTION: LAURA BRYANT
           SENIOR VICE PRESIDENT
           TELEPHONE: 704.388.4479
           FACSIMILE: 704.386.8555
           ELECTRONIC MAIL:
           LAURA.BRYANT@BANKOFAMERICA.COM

Other Notices as Agent:

Bank of America, N.A.
Agency Management

Attention:   _______________
             Vice President
             Telephone:
             Facsimile:.

Other Notices as a Lender:

Bank of America, N.A.
1101 Wooten Parkway
Mail Code:
Rockville, Maryland 20852

Attention:   Barbara Levy
             Telephone: (301) 517-3128
             Facsimile:
             Electronic Mail: ______________@bankofamerica.com

WACHOVIA BANK:

Requests for Credit Extensions:

Mail Code: _________________________
Attn:  ________________________
       ________________________
       Telephone: ____
       Facsimile: ____
       Electronic Mail: _______@_____

         Account No.
         Ref:
         ABA#

Notices (other than Requests for Credit Extensions):

Mail Code: _________________________
Attn:  ________________________
       ________________________
       Telephone: ____
       Facsimile: ____
       Electronic Mail: _______@_____

US BANK

Requests for Credit Extensions:

Mail Code: _________________________
Attn:  ________________________
       ________________________
       Telephone: ____
       Facsimile: ____
       Electronic Mail: _______@_____
       Account No.
       Ref:
       ABA#

Notices (other than Requests for Credit Extensions):

Mail Code: _________________________
Attn:  ________________________
       ________________________
       Telephone: ____
       Facsimile: ____
       Electronic Mail: _______@_____

                                                                       EXHIBIT A

                          FORM OF COMMITTED LOAN NOTICE

                                                           Date: ________, _____
To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among MICROS-Fidelio Ireland, Ltd., et al ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby requests (select one):

         [ ] A Borrowing of Committed Loans  [ ] A conversion or continuation of
                                             Committed Loans

1.       On _______________________________________________ (a Business Day).

2.       In the amount of__________________________________.

3.       Comprised of _____________________________________.

             [Type of Committed Loan requested]

4. For Eurodollar Rate Committed Loans: with an Interest Period of ______ months.

5.       For Optional Currency Rate Committed Loans:

            ________________________ with an Interest Period of _______ months.
             [Type of Currency requested]

[The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.1 of the Credit Agreement.]

                                        MICROS-FIDELIIO (IRELAND) LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                   Form of Committed Loan Notice

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                          Date: _________, _____
To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among MICROS-Fidelio Ireland, Ltd., et al ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

The undersigned hereby requests a Swing Line Loan:

1.       On ___________________________________________ (a Business Day).

2.       In the amount of $____________________________.

The Swing Line Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.4(a) of the Credit Agreement.

                                        MICROS-FIDELIIO (IRELAND) LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                  Form of Swing Line Loan Notice

                                                                       EXHIBIT C

                                  FORM OF NOTE

$ __________________________                        ____________________________

         FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to the order of _____________________________ or registered assigns ("Lender"), in accordance with the provisions of the Agreement (as hereinafter defined) the principal amount of each Loan from time to time made by Lender to Borrower under that certain Credit Agreement, dated as of July 17, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Borrower, Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

         Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Agent for the account of Lender in Dollars in immediately available funds at Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

         This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

         Except as otherwise provided for in the Credit Agreement, Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

                                        MICROS-FIDELIO (IRELAND) LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SYSTEMS (UK) LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO ESPANA S.L.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MERCHANTS INFORMATION SOLUTIONS, LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO BRAZIL, LTDA.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO FRANCE S.A.S.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        HOSPITALITY TECHNOLOGIES, S.A.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO MEXICO S.A. DE C.V.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS SYSTEMS HOLDING GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE DEUTSCHLAND GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        INDATEC GMBH & CO. KG.
                                        REPRESENTED BY ITS GENERAL PARTNER
                                        MICROS-FIDELIO SOFTWARE VERWALTUNGS GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE GMBH & CO. KG.
                                        REPRESENTED BY ITS GENERAL PARTNER
                                        MICROS-FIDELIO SOFTWARE VERWALTUNGS GMBH

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE PORTUGAL
                                        UNIPESSOAL LDA

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO (THAILAND) CO., LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SINGAPORE PTE LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO SOFTWARE (PHILIPPINES),
                                        INC.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO JAPAN LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        MICROS-FIDELIO AUSTRALIA PTY. LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: Director

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: Director or Secretary

                                        MICROS-FIDELIO HONG KONG, LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        FIDELIO NORDIC NORWAY A/S

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        FIDELIO NORDIC OY

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        FIDELIO NORDIC SVERIGE, A.B.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        HOTELBK, A.B.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                     LOANS AND PAYMENTS WITH RESPECT THERETO

                                                        AMOUNT OF
                                                         PRINCIPAL        OUTSTANDING
                                           END OF       OR INTEREST        PRINCIPAL
               TYPE OF      AMOUNT OF     INTEREST       PAID THIS          BALANCE       NOTATION
  DATE        LOAN MADE     LOAN MADE      PERIOD          DATE            THIS DATE       MADE BY
----------------------------------------------------------------------------------------------------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------
 ------        ------        ------        ------         ------             ------         ------

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

                                            Financial Statement Date:_________ ,

To: Bank of America, N.A., as Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of July __, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among MICROS-Fidelio Ireland, Ltd., Inc, et al ("Borrower"), Lenders from time to time party thereto, and Bank of America, N.A., as Agent.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of Borrower, and
that, as such, he/she is authorized to execute and deliver this Certificate to Agent on behalf of Borrower, and that:

            [Use following for fiscal YEAR-END financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

           [Use following for fiscal QUARTER-END financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

                                  [SELECT ONE:]

[TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --OR --

[THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT OR EVENT OF DEFAULT AND ITS NATURE AND STATUS:]

4. THE REPRESENTATIONS AND WARRANTIES OF THE BORROWER CONTAINED IN ARTICLE V OF THE AGREEMENT, OR WHICH ARE CONTAINED IN ANY DOCUMENT FURNISHED AT ANY TIME UNDER OR IN CONNECTION

                                                  Form of Compliance Certificate

WITH THE LOAN DOCUMENTS, ARE TRUE AND CORRECT ON AND AS OF THE DATE HEREOF, EXCEPT TO THE EXTENT THAT SUCH REPRESENTATIONS AND WARRANTIES SPECIFICALLY REFER TO AN EARLIER DATE, IN WHICH CASE THEY ARE TRUE AND CORRECT AS OF SUCH EARLIER DATE, AND EXCEPT THAT FOR PURPOSES OF THIS COMPLIANCE CERTIFICATE, THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SUBSECTIONS (A) AND (B) OF SECTION
5.5 OF THE AGREEMENT SHALL BE DEEMED TO REFER TO THE MOST RECENT STATEMENTS FURNISHED PURSUANT TO CLAUSES (A) AND (B), RESPECTIVELY, OF SECTION 6.1 OF THE AGREEMENT, INCLUDING THE STATEMENTS IN CONNECTION WITH WHICH THIS COMPLIANCE CERTIFICATE IS DELIVERED.

5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______, 200___.

                                        MICROS-FIDELIIO (IRELAND) LTD.

                                        By:_____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                  Form of Compliance Certificate

                For the Quarter/Year ended ___________________("Statement Date")

                                   SCHEDULE 2
                          to the Compliance Certificate
                                  ($ in 000's)

I.       SECTION 6.12(a) - TANGIBLE NET WORTH.

         Tangible Net Worth at Statement Date:

                  1.       Ninety Five percent (95%) of Tangible Net Worth as of
                           3/31/03, plus
                                                                                             $_________________

                  2.       the sum of 50% of net income after income taxes
                           (without subtracting losses) earned in each quarterly
                           accounting period ending after the date of the Agreement]         $_________________

                  3.       Minimum Required Tangible Net Worth (II.B.1 plus II.B.2)          $_________________]

II.      SECTION 6.12(b) - LEVERAGE RATIO.

A.       Total Funded Debt

                  1.       Domestic Debt                                                     $_________________
                  2.       Commerzbank Debt                                                  $_________________
                  3.       International Debt (other than Commerzbank Debt)                  $_________________
                  4.       Total Funded Debt                                                 $_________________

B.       EBITDA

                  1.       net income                                                        $_________________
                  2.       less income or plus loss from discontinued
                           operations and extraordinary items, plus                          $_________________
                  3.       income taxes, plus                                                $_________________
                  4.       interest expense, plus                                            $_________________
                  5.       depreciation, depletion and amortization                          $_________________
                  6.       Total EBITDA                                                      $_________________

C.       Ratio (Line II.A.3 to Line II.B.6)
                               _______________ to 1.0.

                  Maximum allowed: 2.0 to 1.0.

                                                  Form of Compliance Certificate

III.     SECTION 6.12(c) - FIXED CHARGE COVERAGE RATIO.

A.       EBITDA

                  1.       net income                                                        $_________________
                  2.       less income or plus loss from discontinued
                           operations and extraordinary items, plus                          $_________________
                  3.       income taxes, plus                                                $_________________
                  4.       interest expense, plus                                            $_________________
                  5.       depreciation, depletion and amortization                          $_________________
                  6.       Total EBITDA                                                      $_________________
                  7.       minus income tax                                                 ($_________________)
                  8.       Total                                                             $_________________

B.       Fixed Charges

                  1.       interest expense, plus                                            $_________________
                  2.       the current portion of long term liabilities, plus                $_________________
                  3.       the current portion of capital expenditures plus                  $_________________
                  4.       stock repurchases                                                 $_________________
                  5.       dividends                                                         $_________________
                  6.       Total Fixed Charges                                               $_________________

C.       Ratio (Line II.A.8 to Line II.B.5)
                               _______________ to 1.0.

                  Minimum Required: 1.25 to 1.0.

                                                  Form of Compliance Certificate

IV.      SECTION 6.12(d) - ASSET COVERAGE RATIO.

A.       The aggregate of

                  1.       Domestic Book Net Accounts Receivable                             $_________________
                  2.       Domestic Book Net Inventory (capped at $10,000,000)               $_________________
                  3.       Total                                                             $_________________

B.       The aggregate of

                  1.       International Debt                                                $_________________
                  2.       Domestic Debt                                                     $_________________
                  3.       Total Funded Debt                                                 $_________________

C.       Ratio (Line II.A.3 to Line II.B.3)
                                _______________ to 1.0.

                  Minimum Required: 1.0 to 1.0.

                                                  Form of Compliance Certificate

                                                                       EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below, (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit, and Swing Line Loans) included in such facilities and, (ii) to the extent permitted to be assigned under applicable law, all claims, including, without limitation, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:     ______________________________

2.       Assignee:     ______________________________ [AND IS AN AFFILIATE OF
                        ASSIGNOR]

3.       Borrower(s):  ______________________________

4.       Agent: Bank of America, N. A., as Agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of July ____, 2003 among MICROS-Fidelio Ireland, Ltd., et al, Lenders parties thereto, and Agent

                                     Form of Assignment and Assumption Agreement

SCHEDULE 1 Assigned Interest:

                              Aggregate
                              Amount of                 Amount of              Percentage
                           Commitment/Loans          Commitment/Loans          Assigned of
Facility Assigned          for all Lenders               Assigned           Commitment/Loans
-----------------          ---------------               --------           ----------------
                          $                         $                                      %
  -------------            ----------------          ----------------        --------------
                          $                         $                                      %
  -------------            ----------------          ----------------        --------------
                          $                         $                                      %
  -------------            ----------------          ----------------        --------------

         Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER.]

         The terms set forth in this Assignment are hereby agreed to:

                                         ASSIGNOR
                                         --------
                                         [NAME OF ASSIGNOR]

                                         By:
                                            -----------------------------
                                            Title:

                                         ASSIGNEE
                                         --------
                                         [NAME OF ASSIGNEE]

                                         By:
                                            -----------------------------
                                            Title:

[CONSENTED TO AND] Accepted:

Bank of America, N.A., as
 Agent

By:
   ----------------------------
   Title:

[CONSENTED TO:]

[NAME OF BORROWER(S)]
By:
   ----------------------------
   Title:

                                     Form of Assignment and Assumption Agreement

                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

         1.       Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents , or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Agent or any other Lender; and (b) agrees that (i) it will, independently and without reliance on Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

         1.3      Assignee's Address for Notices, etc. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

         2. Payments. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually

                          Annex 1 to Form of Assignment and Assumption Agreement
executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                          Annex 1 to Form of Assignment and Assumption Agreement

                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                             ADMINISTRATIVE DETAILS

(ASSIGNEE TO LIST NAMES OF CREDIT CONTACTS, ADDRESSES, PHONE AND FACSIMILE NUMBERS, ELECTRONIC MAIL ADDRESSES AND ACCOUNT AND PAYMENT INFORMATION)

                                                                       EXHIBIT F

                     ADDITIONAL BORROWER JOINDER SUPPLEMENT

         THIS ADDITIONAL BORROWER JOINDER SUPPLEMENT (this "Agreement") is made this ___ day of ______, 200__, by and among MICROS-FIDELIO (IRELAND) LTD., a ____________________("Designated Borrower"), the other "Existing Borrowers" (as that term is defined below), ________________________________, a
__________________ corporation (the "Additional Borrower"), and wholly-owned subsidiary of ________________________________, and BANK OF AMERICA, N. A., a
national banking association ("Bank of America"), and each other financial institution which is a party to the Credit Agreement (as that term is defined below) (collectively, the "Lenders" and individually, a "Lender"); and BANK OF AMERICA, N. A., a national banking association, in its capacity as both collateral and administrative agent for each of Lenders (the "Agent").

         NOW, THEREFORE, for value received the undersigned agree as follows:

         1. Reference is hereby made to the Credit Agreement dated as of July __, 2003 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the "Credit Agreement") by and among Designated Borrower, and MICROS-Fidelio Systems (UK) Ltd., a company organized under the laws of England, MICROS-Fidelio Espana S.L., a company organized under the laws of Spain, Merchants Information Solutions, Ltd., a corporation under the laws of British Columbia, Canada, MICROS-Fidelio Brazil, Ltda., a corporation under the laws of Brazil, MICROS-Fidelio France S.A.S., a company organized under the laws of France, Hospitality Technologies, S.A., a corporation under the laws of Argentina, MICROS-Fidelio Mexico S.A. de C.V., a company organized under the laws of Mexico, MICROS Systems Holding GmbH, a limited liability company under the laws of the Federal Republic of Germany, MICROS-FIDELIO SOFTWARE DEUTSCHLAND GMBH, a limited liability company under the laws of the Federal Republic of Germany, Indatec GmbH & Co. KG., a limited liability partnership under the laws of the Federal Republic of Germany, MICROS-FIDELIO Software GmbH & Co. KG., a limited liability partnership under the laws of the Federal Republic of Germany, MICROS-FIDELIO Software Portugal Unipessoal LDA, a under the laws of Portugal, MICROS-Fidelio (Thailand) Co., Ltd., a company organized under the laws of Thailand, MICROS-Fidelio Singapore Pte Ltd., a company organized under the laws of Singapore, MICROS-FIDELIO Software (Philippines), Inc., a corporation under the laws of the Philippines, MICROS-Fidelio Japan Ltd., a company organized under the laws of Japan, MICROS-Fidelio Australia PTY. Ltd., a company organized under the laws of Australia, MICROS-Fidelio Hong Kong, Ltd., a company organized under the laws of Hong Kong, Fidelio Nordic Norway A/S, a company organized under the laws of Norway, Fidelio Nordic Oy, a organized under the laws of Norway, Fidelio Nordic Sverige, A.B., a company organized under the laws of Sweden, HotelBk, A.B., a company under the laws of Sweden, constituting each Person that is included in the definition of "Borrower" (as that term is defined in the Credit Agreement) immediately prior to the date of this Agreement (together with Designated Borrower, the "Existing Borrowers"), Lenders from time to time parties thereto, and Agent. Capitalized terms not otherwise defined in this Agreement shall have the meanings given to them in the Credit Agreement.

         2.       (a)      The Additional Borrower and the Existing Borrowers
hereby acknowledge, confirm and agree that on and as of the date of this Agreement the Additional Borrower has become an "Additional Borrower" (as that term is defined in the Credit Agreement), and, along with the Existing Borrowers, is included in the definition of "Borrower" under the Credit Agreement and the other Loan Documents for all purposes thereof, and as such shall be jointly and severally liable, as provided in the Loan Documents, for all Obligations thereunder (whether incurred or arising prior to, on, or subsequent to the date hereof) and otherwise bound by all of the terms, provisions and conditions thereof.

                  (b) Without in any way implying any limitation on any of the provisions of this Agreement, the Additional Borrower hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Joinder Supplement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Joinder Supplement.

         3. Prior to any further advance by Agent or any Lender under the Credit Agreement, the Additional Borrower shall satisfy the following conditions precedent in a manner satisfactory in form and substance to Agent and its counsel:

                  (a)      Agent shall have received:

                           (i) a certificate of good standing certified by the Secretary of State, or other appropriate Governmental Authority, of the state of formation of the Additional Borrower;

                           (ii) a certified copy from the appropriate Governmental Authority under which the Additional Borrower is organized, of the Additional Borrower's organizational documents and all recorded amendments thereto;

                           (iii) a certificate of qualification to do business certified by the Secretary of State or other Governmental Authority of each jurisdiction in which the Additional Borrower conducts business; and

                           (iv) a certificate dated as of the date of this Agreement by the Secretary or an Assistant Secretary of the Additional Borrower covering:

                                    (A)      true and complete copies of the
         Additional Borrower's organizational and governing documents and all amendments thereto;

                                    (B)      true and complete copies of the
         resolutions of its Board of Directors authorizing (1) the execution, delivery and performance of the Loan Documents to which it is a party,
         (2) the borrowings hereunder, and (3) the granting of the Liens contemplated by this Agreement and the Loan Documents to which the Additional Borrower is a party;

                                    (C)      the incumbency, authority and
         signatures of the officers of the Additional Borrower authorized to sign this Agreement and the other Loan Documents to which the Additional Borrower is a party; and

                                    (D)      the identity of the Additional
         Borrower's current directors, common stock holders and other equity holders, as well as their respective percentage ownership interests.

                          Annex 1 to Form of Assignment and Assumption Agreement

                  (b) If required by Lenders, Agent shall have received the favorable opinion of counsel for the Additional Borrower addressed to Agent.

                  (c) Additional Borrower shall have delivered documents related to the Collateral as required pursuant to Section 6.14 of the Credit Agreement.

                  (d) The Additional Borrower shall have: (i) executed and delivered all Loan Documents required to be filed, registered or recorded in order to create, in favor of Agent, a perfected Lien in the Collateral (subject only to the Permitted Liens) in form and in sufficient number for filing, registration, and recording in each office in each jurisdiction in which such filings, registrations and recordations are required, and (ii) delivered all such other documents, insurance certificates and other requirements related to the Collateral as is required pursuant to the Collateral Documents.

                  (e) If required by Lenders, Agent shall have received a waiver from each landlord of each and every business premise leased by the Additional Borrower and on which any of the Collateral is or may hereafter be located, which landlords' waivers must be reasonably acceptable to Agent and its counsel in their sole and absolute discretion.

                  (f) If required by Lenders, Agent shall have received an agreement acknowledging the Liens of Agent from each bailee, warehouseman, consignee or similar third party which has possession of any of the Collateral, which agreements must be reasonably acceptable to Agent and its counsel in their sole and absolute discretion.

         4. Each Person included in the term "Borrower" hereby covenants and agrees with Agent and Lenders as follows:

                  (a) The Obligations include all present and future indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Additional Borrower or the Existing Borrowers.

                  (b) Reference in this Agreement, the Credit Agreement and the other Loan Documents to the "Borrower" or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of "Borrower" shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise (by way of example, and not limitation, if only one such Person is the owner of the real property which is the subject of a mortgage).

                  (c) Each Person included in the term "Borrower" in the discretion of its respective management is to agree among themselves as to the allocation of the benefits of Letters of Credit and the proceeds of Loans, provided, however, that each such Person be deemed to have represented and warranted to Agent and Lenders at the time of allocation that each benefit and use of proceeds is a Permitted Use.

                  (d) For administrative convenience, each Person included in the term "Borrower" hereby irrevocably appoints Designated Borrower as Borrower's attorney-in-fact, with power of substitution (with the prior written consent of Agent in the exercise of its sole and absolute discretion), in the name of Designated Borrower or in the name of Borrower or otherwise to take any and all actions with respect to the this Agreement, the other Loan Documents, the Obligations and/or the Collateral (including, without limitation, the proceeds thereof) as Designated Borrower may so elect from time to time, including, without limitation,

                                    Annex 1 to Form of Assignment and Assumption
                                   Agreement
actions to (i) request advances under the Loans,, apply for and direct the benefits of Letters of Credits, and direct Agent to disburse or credit the proceeds of any Loan directly to an account of Designated Borrower, any one or more of such Persons or otherwise, which direction shall evidence the making of such Loan and shall constitute the acknowledgement by each such Person of the receipt of the proceeds of such Loan or the benefit of such Letter of Credit,
(ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any Additional Borrower Joinder Supplement, any other Loan Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Person or in the name of Designated Borrower. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of Agent, and may be exercised from time to time through Designated Borrower' duly authorized officer, officers or other Person or Persons designated by Designated Borrower to act from time to time on behalf of Designated Borrower.

                  (e) Each Person included in the term "Borrower" hereby irrevocably authorizes each of Lenders to make Loans to any one or more all of such Person, and hereby irrevocably authorizes Agent to issue or cause to be issued Letters of Credit for the account of any or all of such Persons, pursuant to the provisions of this Agreement upon the written, oral or telephone request any one or more of the Persons who is from time to time a Responsible Officer of a Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Person included in the term "Borrower" on file with Agent and also upon the written, oral or telephone request of any one of the Persons who is from time to time a Responsible Officer of Designated Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency for Designated Borrower on file with Agent.

                  (f) Neither Agent nor any of Lenders assumes any responsibility or liability for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between Agent and any Responsible Officer or Agent and any of Lenders in connection with the Credit Facilities, any Loan, any Letter of Credit or any other transaction in connection with the provisions of this Agreement.

         5. Without implying any limitation on the joint and several nature of the Obligations, Lenders agree that, notwithstanding any other provision of this Agreement, the Persons included in the term "Borrower," may create reasonable inter-company indebtedness between or among Borrower with respect to the allocation of the benefits and proceeds of the advances and Credit Facilities under this Agreement. Each Borrower agrees among themselves, and Agent and Lenders consent to that agreement, that each Borrower shall have rights of contribution from all of the other Borrower to the extent such Borrower incurs Obligations in excess of the proceeds of the Loans received by, or allocated to purposes for the direct benefit of, such Borrower. All such indebtedness and rights shall be, and are hereby agreed by Borrower to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless Agent and Lenders agree in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Borrower agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Borrower hereby waives all rights of

                                    Annex 1 to Form of Assignment and Assumption
                                   Agreement
counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Each Borrower shall not evidence the inter-company indebtedness or rights of contribution by note or other instrument unless such note or instrument has a legend stating that their payment is subject to the provisions of this Agreement, and shall not secure such indebtedness or rights of contribution with any Lien or security. Notwithstanding anything contained in this Agreement to the contrary, the amount covered by each Borrower under the Obligations shall be limited to an aggregate amount (after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Borrower in respect of the Obligations) which, together with other amounts owing by such Borrower to Lender under the Obligations, is equal to the largest amount that would not be subject to avoidance under the Bankruptcy Code or any applicable provisions of any applicable, comparable state or other Laws.

         6.       (a)      Each Person included in the term "Borrower" hereby
represents and warrants to Agent and Lenders that each of them will derive benefits, directly and indirectly, from each Letter of Credit and from each Loan, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (i) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise would be obtainable by such Persons individually, and (ii) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the financing.

                  (b) Each Person included in the term "Borrower" hereby represents and warrants that all of the representations and warranties contained in the Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, both before and after giving effect to this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement.

         7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of choice of law.

         WITNESS the due execution hereof as of the day and year first written above.

WITNESS:                                     Additional Borrower
                                             ___________________________

_________________________                    By:________________________(SEAL)
                                                Name:
                                                Title:

                                    Annex 1 to Form of Assignment and Assumption
                                   Agreement

WITNESS:                                     MICROS - FIDELIO (IRELAND) LTD.

_________________________                    By:________________________(SEAL)
                                                Name:
                                                Title:

WITNESS:                                     BANK OF AMERICA, N. A.,
                                             in its capacity as Agent

_________________________                    By:________________________(SEAL)
                                                Name:
                                                Title:

WITNESS:                                     BANK OF AMERICA, N. A.
                                             in its capacity as a Lender

_________________________                    By:________________________(SEAL)
                                                Name:
                                                Title:

WITNESS:                                     [Other Lenders]

_________________________                    By:________________________(SEAL)
                                                Name:
                                                Title:

                                    Annex 1 to Form of Assignment and Assumption
                                   Agreement

                                                                       EXHIBIT G

                               POST CLOSING ITEMS

                                    Annex 1 to Form of Assignment and Assumption
                                   Agreement